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                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY

                                 $1,250,000,000

                                NRG ENERGY, INC.

                8% SECOND PRIORITY SENIOR SECURED NOTES DUE 2013

                               PURCHASE AGREEMENT

December 17, 2003

LEHMAN BROTHERS INC.
CREDIT SUISSE FIRST BOSTON LLC
CITIGROUP GLOBAL MARKETS INC.
DEUTSCHE BANK SECURITIES INC.
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

         NRG Energy, Inc., a Delaware corporation (the "Company"), proposes, upon the terms and considerations set forth herein, to issue and sell to you, as the initial purchasers (the "Initial Purchasers"), $1,250,000,000 in aggregate principal amount of its 8% Second Priority Senior Secured Notes due 2013 (the "Notes"). The Notes will (i) have terms and provisions that are summarized in the Offering Memorandum (as defined below) and (ii) are to be issued pursuant to an Indenture (the "Indenture") to be entered into among the Company, the entities listed on Schedule I hereof (the "Guarantors") and Law Debenture Trust Company of New York, as trustee (the "Trustee"). The Company's obligations under the Notes, including the due and punctual payment of interest on the Notes, will be unconditionally guaranteed (the "Guarantees") by the Guarantors. As used herein, the term "Notes" shall include the Guarantees, unless the context otherwise requires. This Purchase Agreement (this "Agreement") is to confirm the agreement concerning the purchase of the Notes from the Company by the Initial Purchasers.

         The Company, simultaneously with the sale of the Notes, proposes to obtain senior secured credit facilities of up to $1,450,000,000 under a new Credit Agreement (the "Credit Agreement") to be dated the Closing Date (as defined below), by and among the Company, NRG Power Marketing Inc. ("PMI"), the lenders party thereto, Credit Suisse First Boston, acting through its Cayman Islands Branch, and Lehman Brothers Inc., as joint lead book runners and joint lead arrangers (in such capacities, collectively, the "Arrangers"), Credit Suisse First Boston, acting through its Cayman Islands Branch, as administrative agent (in such capacity and together with its successors, the "Administrative Agent") and as collateral agent (in such capacity and together with its successors, the "Collateral Agent"), and Lehman Commercial Paper Inc. ("LCPI"), as syndication agent.

         The obligations of the Company and the Guarantors with respect to the Notes and the Guarantees, respectively, will be secured equally and ratably by second priority security interests in the Collateral (as defined in the "Description of Notes" section of the Offering Memorandum) granted to Deutsche Bank Trust Company Americas, as collateral trustee (the "Collateral Trustee") for the benefit of the holders of the Notes and the Guarantees. These liens will be junior in priority to the liens securing the Credit Agreement. The liens securing the Credit Agreement will also be held by the Collateral Trustee.

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         Capitalized terms used by not defined in this Agreement shall have the meanings assigned to them in the "Description of Notes" section of the Offering Memorandum.

         1. Preliminary Offering Memorandum and Offering Memorandum. The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the "Act"), in reliance on an exemption pursuant to Section 4(2) under the Act. The Company and the Guarantors have prepared a preliminary offering memorandum, dated December 5, 2003 (the "Preliminary Offering Memorandum"), and an offering memorandum, dated December 17, 2003 (the "Offering Memorandum"), setting forth information regarding the Company, the Guarantors, the Notes and the Guarantees. The Company and the Guarantors hereby confirm that they have authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers.

         It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes (and all securities issued in exchange therefor, in substitution thereof) shall bear a legend substantially in the following form (along with such other legends as the Initial Purchasers and their counsel deem necessary):

         "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES."

         You have advised the Company that you will make offers (the "Exempt Resales") of the Notes purchased by you hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs") and (ii) outside the United States to certain persons in offshore transactions in reliance on Regulation S under the Act. Those persons specified in clauses (i) and (ii) are referred to herein as the ("Eligible Purchasers"). You will offer the Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

         Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement attached hereto as Exhibit A (the "Registration Rights Agreement") among the Company, the Guarantors and the Initial Purchasers to be dated December 23, 2003 (the "Closing Date"), for so long as such Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the United States Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, a registration statement under the Act (the

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"Exchange Offer Registration Statement") relating to the Company's 8% Second
Priority Senior Secured Notes (the "Exchange Notes") and the Guarantors' Exchange Guarantees (the "Exchange Guarantees") to be offered in exchange for the Notes and the Guarantees. Such portion of the offering is referred to as the "Exchange Offer."

         2. Representations, Warranties and Agreements of the Company and the Guarantors. The Company and each of the Guarantors, jointly and severally, represent, warrant and agree as follows:

                  (a) When the Notes and the Guarantees are issued and delivered pursuant to this Agreement, such Notes and Guarantees will not be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company or the Guarantors that are listed on a national securities exchange registered under Section 6 of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") or that are quoted in a United States automated inter-dealer quotation system.

                  (b) Neither the Company nor any of its subsidiaries is, or after giving effect to the offering and sale of the Notes and upon application of the proceeds as described under the caption "Use of Proceeds" in the Offering Memorandum will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (c)      Assuming that your representations and warranties in
Section 3(b) are true, the purchase and resale of the Notes pursuant hereto (including pursuant to the Exempt Resales) is exempt from the registration requirements of the Act. No form of general solicitation or general advertising within the meaning of Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company, the Guarantors or any of their respective representatives (other than you, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Notes.

                  (d) No form of general solicitation or general advertising was used by the Company, the Guarantors or any of their respective representatives (other than you, as to whom the Company and the Guarantors make no representation) with respect to Notes sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act, and the Company, any affiliate of the Company and any person acting on its or their behalf (other than you, as to when the Company and the Guarantors make no representation) has complied with and will implement the "offering restrictions" required by Rule 902.

                  (e) Each of the Preliminary Offering Memorandum and the Offering Memorandum, each as amended or supplemented, as of its date, contains all the information specified in, and meeting the requirements of Rule 144A(d)(4) under the Act.

                  (f) The Preliminary Offering Memorandum and Offering Memorandum have been prepared by the Company and the Guarantors for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company or any of the Guarantors is contemplated.

                  (g) The Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as of their respective dates, and the Offering Memorandum as of the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a

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material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Offering Memorandum and Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein.

                  (h) The market-related and customer-related data and estimates included under the captions "Summary" and "Business" in the Preliminary Offering Memorandum and the Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

                  (i) The Company, the Guarantors and each of their respective subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (except such failures to qualify as are not, either individually or in the aggregate, material to the Company and its subsidiaries taken as a whole), and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

                  (j) The Company and each Guarantor has the capitalization as set forth in the Offering Memorandum, and all of the issued shares of capital stock of the Company and each Guarantor have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (except (i) for directors' qualifying shares or foreign national qualifying capital stock, (ii) as otherwise set forth in the Offering Memorandum and (iii) as pledged to secure indebtedness of the Company and/or its subsidiaries pursuant to credit facilities, indentures and other instruments evidencing indebtedness as contemplated by the Offering Memorandum and existing on the Closing Date) are owned directly or indirectly by the Company or each Guarantor, free and clear of all liens, encumbrances, equities or claims.

                  (k) The Company and each Guarantor has all requisite corporate power and authority to enter into the Indenture. The Indenture has been duly and validly authorized by the Company and the Guarantors, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles; no qualification of the Indenture under the Trust Indenture Act of 1939 (the "1939 Act") is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales.

                  (l) The Indenture will conform in all material respects to the description thereof in the Offering Memorandum.

                  (m) The Company has all requisite corporate power and authority to issue and sell the Notes. The Notes have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered, and will constitute valid and binding obligations of the Company entitled

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to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

                  (n) The Notes will conform in all material respects to the description thereof in the Offering Memorandum.

                  (o) The Company has all requisite corporate power and authority to issue the Exchange Notes. The Exchange Notes have been duly and validly authorized by the Company and if and when duly issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer provided for in the Registration Rights Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

                  (p) Each Guarantor has all requisite corporate power and authority to issue the Guarantees. The Guarantees have been duly and validly authorized by the Guarantors and when duly executed and delivered by the Guarantors in accordance with the terms of the Indenture and upon the due execution, authentication and delivery of the Notes in accordance with the Indenture and the issuance of the Notes in the sale to the Initial Purchasers contemplated by this Agreement, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

                  (q) The Guarantees will conform in all material respects to the description thereof in the Offering Memorandum.

                  (r) Each Guarantor has all requisite corporate power and authority to issue the Exchange Guarantees. The Exchange Guarantees have been duly and validly authorized by the Guarantors and if and when duly executed and delivered by the Guarantors in accordance with the terms of the Indenture and upon the due execution and authentication of the Exchange Notes in accordance with the Indenture and the issuance and delivery of the Exchange Notes in the Exchange Offer contemplated by the Registration Rights Agreement, will constitute valid and binding obligations of the Guarantors, entitled to the benefits of the Indenture, enforceable against the Guarantors in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

                  (s) The Company and each Guarantor has all requisite corporate power and authority to enter into the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and each Guarantor and, when executed and delivered by the Company and each Guarantor in accordance with the terms hereof and thereof, will be validly executed and delivered and (assuming the due authorization, execution and delivery thereof by you) will be the legally valid and binding obligation of the Company and each Guarantor in accordance with the terms thereof, enforceable against the Company and each Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, by general equitable principles (regardless of whether such

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enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by principles of public policy.

                  (t) The Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Memorandum.

                  (u) The Credit Agreement will conform in all material respects to the description thereof in the Offering Memorandum.

                  (v) The Company and each Guarantor (as applicable) has all requisite corporate power and authority to enter into each of the documents listed on Schedule II hereof and each of the mortgages or deeds of trust listed on Schedule III hereof (the "Mortgages" and together with the documents listed on Schedule II, the "Security Documents") to which it is a party. Each of the Security Documents has been duly authorized by the Company and each Guarantor (as applicable) and, when executed and delivered by the Company and each Guarantor (as applicable) in accordance with the terms thereof, will be validly executed and delivered and (assuming the due authorization, execution and delivery thereof by the other parties thereto) will be the legally valid and binding obligation of the Company and each Guarantor (as applicable) in accordance with the terms thereof, enforceable against the Company and each Guarantor (as applicable) in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by principles of public policy.

                  (w) When executed and delivered to the Collateral Trustee at the Closing Date, the Security Documents will grant and create, in favor of the Collateral Trustee, for the benefit of the Parity Lien Secured Parties, as security for all of the Parity Lien Obligations, a valid second priority security interest in the Collateral defined in each of such instruments. When the Financing Statements (as defined in Section 7(g)) are filed, such second priority security interests will be perfected security interests and/or mortgage liens (subject only to Permitted Prior Liens and the provisions with respect to priority set forth in the Collateral Trust Agreement). When delivered at the Closing Date, each Mortgage will be delivered, duly acknowledged and, if required for recordation, attested and otherwise will be in recordable form. At the Closing Date, (x) all pledged Collateral constituting Capital Stock will be represented by certificated securities and (y) all such certificated securities and all promissory notes and other instruments then evidencing or representing any Collateral will be delivered to the Collateral Trustee in pledge for the benefit of the Parity Lien Secured Parties, as security for all of the Parity Lien Obligations, on a second priority basis, duly endorsed by an effective endorsement.

                  (x) At the Closing Date, the representations and warranties contained in the Security Documents shall be true and correct in all material respects.

                  (y) The Company and each Guarantor has all requisite corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

                  (z) The issue and sale of the Notes and the Guarantees, the compliance by the Company and the Guarantors with all of the provisions of the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Indenture, the Registration Rights Agreement, the Security Documents and this Agreement, the consummation of the transactions contemplated hereby and thereby and the grant and perfection of the security interests in the Collateral pursuant to the Security Documents (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default

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under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company, the Guarantors or any of their respective subsidiaries is a party or by which the Company, the Guarantors or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, the Guarantors or any of their respective subsidiaries is subject, (ii) will not result in any violation of the provisions of the charter or by-laws of the Company, the Guarantors or any of their respective subsidiaries or (iii) will not violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Guarantors or any of their respective subsidiaries or any of their properties or assets; and no consent, approval, authorization or order of, or filing, registration or qualification with any such court or governmental agency or body is required for the issue and sale of the Notes and the Guarantees, the consummation by the Company and the Guarantors of the transactions contemplated by this Agreement, the Security Documents, the Registration Rights Agreement or the Indenture or the grant and perfection of the security interest in the Collateral pursuant to the Security Documents, except (u) in the cases of clauses (i) and (iii) only, for such defaults, violations and failures as would not reasonably be expected to have, either individually or in the aggregate, a material adverse change, or any development involving a prospective material adverse change, in or affecting the management, condition, financial or otherwise, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"); (w) such consent, approvals, authorizations, orders or, or filings, registrations or qualifications that have been obtained or where failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (x) the filing of a registration statement by the Company with the Commission pursuant to the Act as required by the Registration Rights Agreement; (y) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Initial Purchasers; and (z) filings required to perfect the Collateral Trustee's security interests granted pursuant to the Security Documents.

                  (aa) Except as described in the Offering Memorandum, there are no contracts, agreements or understandings between the Company, any Guarantor and any person granting such person the right to require the Company or any Guarantor to file a registration statement under the Act with respect to any securities of the Company or any Guarantor (other than the Registration Rights Agreement) owned or to be owned by such person or to require the Company or any Guarantor to include such securities in the securities registered pursuant to the Registration Rights Agreement or in any securities being registered pursuant to any other registration statement filed by the Company or any Guarantor under the Act.

                  (bb) Except with respect to, and in accordance with, the NRG plan of reorganization (as defined in the Offering Memorandum) and as otherwise disclosed in the Offering Memorandum, during the six-month period preceding the date of the Offering Memorandum, none of the Company, the Guarantors or any other person acting on behalf of the Company or any Guarantor has offered or sold to any person any Notes or Guarantees, or any securities of the same or a similar class as the Notes or Guarantees, other than Notes or Guarantees offered or sold to the Initial Purchasers hereunder. The Company and the Guarantors will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act), of any Notes or any substantially similar security issued by the Company or any Guarantor, within six months subsequent to the date on which the distribution of the Notes has been completed (as notified to the Company by the Initial Purchasers), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act; including any sales pursuant to Rule 144A under, or Regulations D or S of, the Act.

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                  (cc)     Neither the Company, the Guarantors nor any of their
respective subsidiaries has sustained, since the date of the latest audited financial statements included in the Offering Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum; and, since such date, there has not been any change in the stockholders' equity or long-term debt of the Company, the Guarantors or any of their respective subsidiaries or any Material Adverse Effect otherwise than as set forth or contemplated in the Offering Memorandum.

                  (dd) The financial statements (including the related notes and supporting schedules) included in the Offering Memorandum present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

                  (ee) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company, whose report appears in the Offering Memorandum and who have delivered the initial letter referred to in
Section 7(m) hereof, are independent public accountants as required by the Act and the rules and regulations promulgated thereunder (the "Rules and Regulations") during the periods covered by the financial statements on which they reported contained in the Offering Memorandum.

                  (ff) The Company, the Guarantors and each of their respective subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except as are described in the Offering Memorandum and as do not materially affect the value of the property of the Company and its subsidiaries taken as a whole and do not materially interfere with the use made and proposed to be made of such property by the Company, the Guarantors or any of their respective subsidiaries; no Financing Statements in respect of any property or assets of the Company and the Guarantors will be on file in favor of any person other than those in respect of Permitted Prior Liens and those to be terminated with respect to existing indebtedness; and all real property and buildings held under lease by the Company, the Guarantors or any of their respective subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, the Guarantors or any of their respective subsidiaries.

                  (gg) The Company, the Guarantors and each of their respective subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                  (hh) The Company, the Guarantors and each of their respective subsidiaries (i) own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and (ii) have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except with respect to clause (ii) as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                  (ii) Except as described in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which

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any property or assets of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, could have a Material Adverse Effect, and to the best of the Company's and each Guarantors' knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (jj) No relationship, direct or indirect, that would be required to be described in a Company's registration statement pursuant to Item 404 of Regulation S-K, exists between or among the Company or any Guarantor on the one hand, and the (i) directors or officers, (ii) nominees for directors,
(iii) stockholders owning of record or beneficially owning more than 5% of any class of the Company's or any Guarantors' voting securities, or (iv) any immediate family member of any of the foregoing, of the Company or any Guarantor, on the other hand, that has not been described in the Offering Memorandum.

                  (kk) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any of its subsidiaries, is imminent that could be expected to have a Material Adverse Effect.

                  (ll) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any Guarantor would have any liability; neither the Company nor any Guarantor has incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any Guarantor would have any liability that is intended to be qualified under
Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (mm) The Company and each Guarantor has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company, the Guarantors or any of their respective subsidiaries that has had (nor does the Company or any Guarantor have any knowledge of any tax deficiency that, if determined adversely to the Company, the Guarantors or any of their respective subsidiaries, might have) or could reasonably be expected to have a Material Adverse Effect.

                  (nn) Since the date as of which information is given in the Preliminary Offering Memorandum through the date hereof, and except as may otherwise be disclosed in the Offering Memorandum, neither the Company nor any Guarantor has (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

                  (oo) Except as disclosed in the Offering Memorandum, the Company and each Guarantor (i) makes and keeps accurate books and records and
(ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                  (pp) Except as disclosed in the Offering Memorandum, neither the Company, the Guarantors nor any of their respective subsidiaries (i) is in violation of its charter, by-laws or applicable organizational documents,
(ii) is in default in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain or maintain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

                  (qq) Neither the Company, the Guarantors nor any of their respective subsidiaries, nor, to the Company's knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, the Guarantors or any of their respective subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (rr) Except as disclosed in the Offering Memorandum, and except for such matters as would not, individually or in the aggregate, either result in a Material Adverse Effect or require disclosure in the Offering Memorandum, the Company, the Guarantors and any of their respective subsidiaries
(1) are conducting and have conducted their businesses, operations and facilities in compliance with Environmental Laws (as defined below); (2) have duly obtained, possess, maintain in full force and effect, and have fulfilled and performed all of their obligations under any and all permits, licenses or registrations required under Environmental Law ("Environmental Permits"); (3) are not party to, or otherwise bound by, any written contract under which the Company or any of its subsidiaries is obligated by any representation, warranty, indemnification, covenant or restriction to undertake any material liability under Environmental Law or related to the remediation of any Hazardous Substances (as defined below); (4) have not received any written notice from a governmental authority or any other third party alleging any violation of Environmental Law or liability thereunder (including, without limitation, liability as a "potentially responsible party" and/or for costs of investigating or remediating sites containing Hazardous Substances and/or damages to natural resources); (5) are not subject to any pending or, to the knowledge of the Company, the Guarantors or any of their respective subsidiaries, threatened claim or other legal proceeding under any Environmental Laws against the Company or its subsidiaries; and (6) do not have any knowledge of any pending Environmental Law, or any unsatisfied condition in an Environmental Permit, or any release of Hazardous Substances that, individually or in the aggregate, would reasonably be expected to form the basis of any such claim or legal proceeding against the Company or its subsidiaries or to require any material capital expenditures to maintain the Company's or the subsidiaries' compliance with Environmental Law or with their Environmental Permits. As used in this paragraph, "Environmental Laws" means any and all applicable federal, state, local, and foreign laws, statutes, ordinances, rules, regulations, enforceable requirements and common law, or any enforceable administrative or judicial interpretation, order, consent, decree or judgment thereof, relating to pollution or the protection of human health or the environment, including, without limitation, those relating to, regulating, or imposing liability or standards of conduct concerning (i) noise or odor; (ii) emissions, discharges, releases or threatened releases of Hazardous Substances into ambient air, surface water, groundwater or land; (iii) the generation, manufacture, processing, distribution, use, treatment, storage, disposal, release, transport or handling of, or exposure to, Hazardous Substances; or (iv) the investigation, remediation or cleanup of any Hazardous Substances. As used in this paragraph, "Hazardous Substances" means pollutants, contaminants or hazardous, dangerous, toxic, biohazardous or infectious substances, materials, constituents or wastes or toxins, petroleum, petroleum products and their breakdown constituents, or any other hazardous or toxic chemical substance regulated under Environmental Laws or exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitability, toxicity, or reactivity, whether solid, gaseous or liquid in nature.

                  (ss) The order confirming the (i) NRG plan of reorganization and (ii) joint plan of reorganization with respect to NRG Northeast Generating LLC and NRG South Central Generating LLC, that were filed under Chapter 11 of the Bankruptcy Code (each, a "Plan") were entered on November 24, 2003 and November 25, 2003, respectively (each, a "Confirmation Orders"). Notice of the Confirmation Orders was provided in accordance with Federal Rule of Bankruptcy Procedure Rules 2002(b) and 3017(d). After due inquiry, as of 11:00 p.m. on December 17, 2003, there was no order, notice or motion filed or pending to appeal, reverse, stay, vacate or modify either of the Confirmation Orders, except with respect to the Stipulation Order entered into between the Company and the New York State Public Service Commission.

                  (tt) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

                  (uu) The statements set forth in the Offering Memorandum under the caption "Description of Notes," insofar as they purport to constitute a summary of the terms of the Notes, the Guarantees and the Security Documents, and under the captions "Certain Federal Income Tax Consequences," "Certain Relationships and Related Transactions," "Description of Certain Indebtedness," "Management--Employment Agreements" and "Plan of Distribution", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects.

                  (vv) Prior to the date hereof, neither the Company, the Guarantors nor any of their respective affiliates nor any person acting on its or their behalf (other than you, as to whom the Company and the Guarantors make no representation) has taken any action that is designed to or that has constituted or that might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Guarantors in connection with the offering of the Notes.

                  (ww) Neither the Company nor any "affiliate" of the Company (other than FirstEnergy Inc. and its affiliates (collectively, "FirstEnergy")) is, or after giving effect to the issuance and sale of the Notes and Guarantees, will become, subject to regulation as (i) a "holding company,"
(ii) a "subsidiary company" of a "holding company" or (iii) a "public-utility company," in each case as such terms are defined in the Public Utility Holding Company Act of 1935 and the rules and regulations promulgated thereunder, as amended from time to time ("PUHCA"). As of the Closing Date, none of the Company or any of the affiliates of the Company (other than FirstEnergy) shall be a "subsidiary company" of a "holding company," in each case as such terms are defined in PUHCA.

                  (xx) None of the Company, the Guarantors or any of the Company's subsidiaries is subject to regulation as a "public utility" as such term is defined in the Federal Power Act and the rules and regulations promulgated thereunder, as amended from time to time (the "FPA"), other than (i) as a power marketer or an owner of generator leads, which has market-based rate authority under Section 205 of the FPA or (ii) as a "qualifying facility" ("QF") under the Public Utility Regulatory Policies Act of 1978 and the rules and regulations promulgated thereunder, as amended from time to time ("PURPA"), as contemplated by 18 C.F.R. Section 292.601(c). Except as set forth in Schedule IV, each of the Company and any of the Guarantors and the Company's subsidiaries that is subject to regulation as a "public utility" as such term is defined in the FPA has validly issued orders from the Federal Energy Regulatory Commission ("FERC"), not subject to any pending challenge, investigation or proceeding (other than the FERC's generic proceeding initiated in Docket No. EL01-118-000) (x) authorizing such person to engage in wholesale sales of electricity and, to the extent permitted under its market-based rate tariff, other transactions at market-based rates and (y) granting such waivers and blanket authorizations as are customarily granted to entities with market-based rate authority, including blanket authorizations to issue securities and to assume liabilities pursuant to
Section 204 of the FPA; provided, however, FERC has indicated in at least one order that it will treat the Company as a "public untility" for purposes of
Section 204 of the FPA. The Company does not have blanket authorizations to issue securities and assume liabilities pursuant to Section 204 of the FPA. Except as set forth in Schedule IV, with respect to each person described in the second sentence of this clause (xx), FERC has not imposed any rate caps or mitigation measures other than rate caps and mitigation measures generally applicable to similarly situated marketers or generators selling electricity, ancillary services or other services at wholesale at market-based rates in the geographic market where such person conducts its business.

                  (yy) None of the Company, the Guarantors or any of the Company's subsidiaries is subject to any state laws or regulations respecting rates or the financial or organizational regulation of utilities, other than, with respect to those entities that are QF's, such state regulations contemplated by 18 C.F.R. Section 292.602(c) and "lightened regulation" as defined by the New York State Public Service Commission.

                  (zz) The Company is subject to Section 13 or 15(d) of the Exchange Act.

                  (aaa) Except as disclosed in the Offering Memorandum, the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the date of the Company's most recent annual or quarterly report; and (iii) are effective in all material respects to perform the functions for which they were established.

                  (bbb) Except as disclosed in the Offering Memorandum, based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

                  (ccc) Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

         3. Purchase of the Notes by the Initial Purchasers, Agreements to Sell, Purchase and Resell. The Company and the Guarantors, jointly and severally hereby agree, on the basis of the representations, warranties and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company and the Guarantors herein contained and subject to all the terms and conditions set forth herein, each of the Initial Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.125% of the principal amount thereof, the total principal amount of Notes set forth opposite the name of such Initial Purchaser in
Schedule V hereto. The Company and the Guarantors shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.

                  (b) Each of the Initial Purchasers, severally and not jointly hereby represents and warrants to the Company that it will offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. Each of the Initial Purchasers hereby represents and warrants to, and agrees with, the Company that such Initial Purchaser: (i) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes; (ii) is purchasing the Notes pursuant to a private sale exempt from registration under the Act; (iii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Offering Memorandum; and (iv) will not offer or sell the Notes, nor has it offered or sold the Notes by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) and will not engage in any directed selling efforts within the meaning of Rule 902 under the Act, in connection with the offering of the Notes. The Initial Purchasers have advised the Company that they will offer the Notes to Eligible Purchasers at a price initially equal to 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Notes. Such price may be changed by the Initial Purchasers at any time without notice.

                  Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(c) and 7(d) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements and the Initial Purchasers hereby consent to such reliance.

         4. Delivery of the Notes and Payment Therefor. Delivery to the Initial Purchasers of and payment for the Notes shall be made at the office of Latham & Watkins LLP, at 9:00 A.M., New York City time, on the Closing Date. The place of closing for the Notes and the Closing Date may be varied by agreement between the Initial Purchasers and the Company.

                  The Notes will be delivered to the Initial Purchasers, or the Trustee as custodian for The Depository Trust Company ("DTC"), against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Notes to the account of the Initial Purchasers at DTC. The Notes will be evidenced by one or more global securities in definitive form (the "Global Notes") or by additional definitive securities, and will be registered, in the case of the Global Notes, in the name of Cede & Co. as nominee of DTC, and in the other cases, in such names and in such denominations as the Initial Purchasers shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date. The Notes to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date.

         5. Agreements of the Company and the Guarantors. The Company and the Guarantors, jointly and severally agree with each of the Initial Purchasers as follows:

                  (a) The Company and the Guarantors will furnish to the Initial Purchasers, without charge, as of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request.

                  (b) The Company and the Guarantors will not make any amendment or supplement to the Preliminary Offering Memorandum or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object after being so advised.

                  (c) The Company and each of the Guarantors consents to the use, in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchasers and by dealers, prior to the date of the Offering Memorandum, of each Preliminary Offering Memorandum so furnished by the Company and the Guarantors. The Company and each of the Guarantors consent to the use of the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchasers and by all dealers to whom Notes may be sold, in connection with the offering and sale of the Notes.

                  (d) If, at any time prior to completion of the distribution of the Notes by the Initial Purchasers to Eligible Purchasers, any event occurs or information becomes known that, in the judgment of the Company, any of the Guarantors or in the opinion of counsel for the Initial Purchasers, should be set forth in the Offering Memorandum so that the Offering Memorandum does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Offering Memorandum in order to comply with any law, the Company and the Guarantors will forthwith prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof.

                  (e) The Company and each of the Guarantors will cooperate with the Initial Purchasers and with their counsel in connection with the qualification of the Notes for offering and sale by the Initial Purchasers and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided, that in no event shall the Company or any of the Guarantors be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

                  (f) For a period of 180 days from the date of the Offering Memorandum, the Company and the Guarantors agree not to, directly or indirectly, sell, offer to sell, contract to sell, grant any option to purchase, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition in the future of), any debt securities of the Company, the Guarantors or any of their respective subsidiaries, except (i) in exchange for the Exchange Notes and the Exchange Guarantees in connection with the Exchange Offer, (ii) with the prior consent of Lehman Brothers Inc or (iii) in accordance with terms of the NRG plan of reorganization.

                  (g) If not otherwise available on the Commission's Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"), the Company will furnish to the holders of the Notes as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering

Memorandum), will make available to its securityholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

                  (h) If not otherwise available on EDGAR, so long as any of the Notes are outstanding, the Company and the Guarantors will furnish to the Initial Purchasers (i) as soon as available, a copy of each report of the Company or any Guarantor mailed to stockholders generally or filed with any stock exchange or regulatory body and (ii) from time to time such other information concerning the Company or the Guarantors as the Initial Purchasers may reasonably request.

                  (i) The Company and the Guarantors will apply the net proceeds from the sale of the Notes to be sold by it hereunder substantially in accordance with the description set forth in the Offering Memorandum under the caption "Use of Proceeds."

                  (j) Except as stated in this Agreement and in the Preliminary Offering Memorandum and Offering Memorandum, neither the Company, the Guarantors nor any of their respective affiliates has taken, nor will any of them take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or any of the Guarantors to facilitate the sale or resale of the Notes and the Guarantees. Except as permitted by the Act, the Company and the Guarantors will not distribute any offering material in connection with the Exempt Resales.

                  (k) The Company and the Guarantors will use all commercially reasonable efforts to permit the Notes to be designated Private Offerings, Resales and Trading through Automated Linkages (PORTAL) Market(SM) (the "PORTAL Market(SM)") securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market(SM) and to permit the Notes to be eligible for clearance and settlement through DTC.

                  (l) During the period of two years after the Closing Date, the Company and the Guarantors will not, and will not permit any of their "affiliates" (as defined in Rule 144 under the Act), to, resell any of the Notes that constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

                  (m) The Company and the Guarantors agree to comply with all agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the Notes by DTC for "book entry" transfer.

                  (n) The Company and the Guarantors will take such steps as shall be necessary to ensure that neither the Company nor any of the Company's subsidiaries becomes an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended.

                  (o) The Company and the Guarantors will use all commercially reasonable efforts to do and perform all things required or necessary to be done and performed under this Agreement by them prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchasers' obligations hereunder to purchase the Notes.

         6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company and the Guarantors, jointly and severally, agree, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Company's accountants and counsel, but not, however, legal fees and expenses of the Initial Purchasers' counsel incurred in connection therewith); (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, the Registration Rights Agreement, all Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales (but not, however, legal fees and expenses of your counsel incurred in connection with any of the foregoing other than $7,500 in connection with all Blue Sky Memoranda); (iii) the issuance and delivery by the Company of the Notes and by the Guarantors of the Guarantees and any taxes payable in connection therewith; (iv) the qualification of the Notes and Exchange Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of your counsel relating to such registration or qualification); (v) the furnishing of such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (vi) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof); (vii) the application for quotation of the Notes in the PORTAL Market(SM) (including all disbursements and listing fees); (viii) the approval of the Notes by DTC for "book-entry" transfer (including fees and expenses of counsel); (ix) the rating of the Notes and the Exchange Notes; (x) the obligations of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture, the Notes, the Guarantees, the Exchange Notes and the Exchange Guarantees; (xi) the creation and perfection of security interests and associated documents, including, without limitation, the Security Documents and all Financing Statements, including search and filing fees and the fees and disbursements of Latham & Watkins LLP incurred in connection therewith; (xii) the Collateral Trustee and any agent of the Collateral Trustee and counsel for the Collateral Trustee in connection with the Security Documents and the Collateral; (xiii) the performance by the Company and the Guarantors of their other obligations under this Agreement; and (xiv) all travel expenses (including expenses related to chartered aircraft and helicopter) of each Initial Purchaser and the Company's officers and employees and any other expenses of each Initial Purchaser and the Company in connection with attending or hosting meetings with prospective purchasers of the Notes. Notwithstanding the foregoing, the aggregate amount of all reasonable fees and disbursements of Latham & Watkins LLP (and any other counsel, including local and special counsel, retained by the Arrangers, LCPI or the Initial Purchasers, whether in their capacity as counsel to the Arrangers and LCPI or counsel to the Initial Purchasers) in connection with the Commitment Letter, dated as of August 19, 2003 (the "Commitment Letter"), among Credit Suisse First Boston, acting through its Caymen Islands Branch, Lehman Brothers Inc. and LCPI, and the related Fee Letter and Engagement Letter, the Credit Agreement, the transactions contemplated thereunder and the transactions contemplated under this Agreement shall be allocated 50% to Latham & Watkins LLP's work as counsel to the Arrangers or LCPI in connection with the transactions contemplated by the Credit Agreement (which amount shall be paid by the Company and the Guarantors) and 50% to Latham & Watkins LLP's work as counsel to the Initial Purchasers in connection with the offering of the Notes.

         7. Conditions to Initial Purchasers' Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Company and the Guarantors contained herein, to the performance by the Company and the Guarantors of their respective obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Initial Purchasers shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact that, in the opinion of Latham & Watkins LLP, is material or omits to state a fact that, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Registration Rights Agreement, the Indenture and the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company and the Guarantors shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (c) Kirkland & Ellis LLP, General Counsel for the Company and local counsel to the Company set forth on Exhibit B shall have furnished to the Initial Purchasers their written opinions, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and substantially in the form of Exhibit B hereto.

                  (d) The Initial Purchasers shall have received from Latham & Watkins LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (e) Kirkland & Ellis LLP and local counsel to the Company set forth on Exhibit C shall have furnished to the Initial Purchasers their written opinions with respect to federal regulatory matters, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and substantially in the form of Exhibit C hereto.

                  (f) General Counsel for the Company and local counsel to the Company set forth on Exhibit D shall have furnished to the Initial Purchasers their written opinions with respect to environmental matters, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and substantially in the form of Exhibit D hereto.

                  (g) Local counsel to the Company set forth on Exhibit E shall have furnished to the Initial Purchasers their written opinions with respect to the Mortgages and other real estate matters, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and substantially in the form of Exhibit E hereto.

                  (h) Kirkland & Ellis LLP, General Counsel for the Company and local counsel to the Company set forth on Exhibit F shall have furnished to the Initial Purchasers their written opinions with respect to security interest matters, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and substantially in the form of Exhibit E hereto.

                  (i) The Collateral Trustee shall have received (with a copy for the Initial Purchasers) those items listed on Exhibit G hereto.

                  (j) All Uniform Commercial Code Financing Statements or other similar Financing Statements and Uniform Commercial Code Form UCC-3 termination statements required pursuant to clauses (1) and (2) of Exhibit G (collectively, the "Financing Statements") shall have been delivered to CT Corporation System or another similar filing service company acceptable to the Collateral Trustee (the "Filing Agent"). The Filing Agent shall have acknowledged in a writing reasonably satisfactory to the Collateral Trustee and its counsel (i) the Filing Agent's receipt of all Financing Statements, (ii) that the

Financing Statements have either been submitted for filing in the appropriate filing offices or will be submitted for filing in the appropriate offices within ten days following the Closing Date and (iii) that the Filing Agent will notify the Collateral Trustee and its counsel of the results of such submissions within 30 days following the Closing Date.

                  (k) The Company and PMI shall have executed and delivered the Credit Agreement, and the initial borrowing of loans under such Credit Agreement shall have occurred prior to, or shall occur simultaneously with, the Closing Date on substantially the terms described in the Offering Memorandum, and the Initial Purchasers shall have received counterparts, conformed as executed, of the Credit Agreement and such other documentation as they reasonably deem necessary to evidence the consummation thereof.

                  (l) At the time of execution of this Agreement, the Initial Purchasers shall have received from PricewaterhouseCoopers LLP a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

                  (m) With respect to the letter of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Initial Purchasers a letter (the "bring-down letter") of such accountants, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

                  (n) Neither the Company, any Guarantor nor any of their respective subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Offering Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum; and, since such date, there shall not have been any change in the stockholders' equity or long-term debt of the Company, any Guarantor or any of their respective subsidiaries or material adverse change, or any development involving a prospective material adverse change, in or affecting the management, condition, financial or otherwise, stockholders' equity, results of operations, business or prospects of the Company, any Guarantors and their respective subsidiaries, taken as a whole.

                  (o) The Company and each Guarantor shall have furnished or caused to be furnished to the Initial Purchasers on the Closing Date certificates of officers of the Company and each Guarantor satisfactory to the Initial Purchasers as to the accuracy of the representations and warranties of the

Company and each Guarantor herein at and as of the Closing Date, as to the performance by the Company and each Guarantor of all of their obligations hereunder to be performed at or prior to the Closing Date and as to such other matters as Lehman Brothers Inc. may reasonably request.

                  (p) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Notes; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Notes.

                  (q) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock.

                  (r) The Notes shall have been designated for trading on the PORTAL Market(SM).

                  (s) The Company and the Guarantors shall have executed and delivered the Registration Rights Agreement, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company and the Guarantors.

                  (t) The Company, the Guarantors and the Trustee shall have executed and delivered the Indenture, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company, the Guarantors and the Trustee.

                  (u) The Company, the Guarantors (as applicable) and the Collateral Trustee shall have executed and delivered the Security Documents, and the Initial Purchasers shall have received copies thereof, duly executed by the Company, the Guarantors (as applicable) and the Collateral Trustee.

                  (v) On the Closing Date, a senior financial officer of the Company shall have furnished to the Initial Purchasers a certificate in form and substance satisfactory to the Initial Purchasers as to the accuracy of certain numbers contained in the Offering Memorandum, which numbers shall be set forth in a schedule attached to such certificate.

                  (w) The Confirmation Orders shall not have been reversed, modified, vacated or stayed.

                  (x) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, has been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a material disruption in securities settlement, payment or clearance services in the United States; (iii) a banking moratorium has been declared by Federal or state authorities; (iv) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity, crisis or emergency if, in the judgment of the Initial Purchasers, the effect of any such attack, outbreak, escalation, act, declaration, calamity, crisis or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Notes; or (v) the occurrence of any other calamity, crisis (including without limitation as a result of terrorist activities), or material adverse change in general economic, political or financial conditions in the United States (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the reasonable judgment of Lehman Brothers Inc., impracticable or inadvisable to proceed with offering or delivery of the Notes being delivered on the Closing Date or that, in the reasonable judgment of Lehman Brothers Inc., would materially and adversely affect the financial markets or the markets for the Notes.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

         8.       Indemnification and Contribution.

                  (a) The Company and each Guarantor, hereby agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Initial Purchaser, director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Guarantors shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct), and shall reimburse each Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, that the foregoing indemnity with respect to any Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser (or director, officer, employee or controlling person of such Initial Purchaser) from whom the person asserting any such losses, claims, damages, liabilities or actions purchased Notes if (x), to the extent required by applicable law, and (y) so long as the Company furnished such Initial Purchaser copies of the Offering Memorandum in a timely manner pursuant to
Section 5(a), a copy of the Offering Memorandum was not sent or given by or on behalf of such Initial Purchaser to such person at or prior to the written confirmation of the sale of Notes to such person and if the Offering Memorandum would have cured the defect giving rise to such loss, claim, damage, liability or action; provided, further, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum or Offering Memorandum, or in any such amendment or supplement thereto, in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Initial Purchasers by or on behalf of any Initial Purchaser specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability that the Company or the Guarantors may otherwise have to any Initial Purchaser or to any director, officer, employee or controlling person of that Initial Purchaser.

                  (b) Each Initial Purchaser, severally and not jointly, hereby agrees to indemnify and hold harmless the Company, each Guarantor, their respective officers and employees, each of their respective directors, and each person, if any, who controls the Company or any Guarantor within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, any Guarantor or any such director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (B) in any Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company by or on behalf of that Initial Purchaser specifically for inclusion therein, and shall reimburse the Company, any Guarantor and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company, any Guarantor or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Initial Purchaser may otherwise have to the Company, any Guarantor or any such director, officer, employee or controlling person.

                  (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Initial Purchasers shall have the right to employ counsel to represent jointly the Initial Purchasers and those Initial Purchasers and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Company or any Guarantor under this
Section 8 if, in the reasonable judgment of the Initial Purchasers, it is advisable for the Initial Purchasers and those directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company or any Guarantor. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder

(whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company and the Guarantors on the one hand, and the total underwriting discounts and commissions received by the Initial Purchasers with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement as set forth on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Guarantors and information supplied by the Company shall also be deemed to have been supplied by the Guarantors. The Company, the Guarantors, and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes initially purchased by it were offered to the Eligible Purchasers exceeds the amount of any damages that such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

                  (e) The Initial Purchasers severally confirm and the Company and the Guarantors acknowledge that the statements with respect to the offering of the Notes by the Initial Purchasers set forth on the second to last paragraph on the front cover of the Offering Memorandum and in the eighth, ninth and tenth paragraphs in the section entitled "Plan of Distribution" in the Offering Memorandum are correct and constitute the only information concerning such Initial Purchasers furnished in writing to the Company or any Guarantor by or on behalf of the Initial Purchasers specifically for inclusion in the Offering Memorandum.

         9. Defaulting Initial Purchasers. If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers shall be obligated to purchase the Notes that the defaulting Initial Purchaser agreed but failed to purchase on the Closing Date in the respective proportions that the number of Notes set opposite the name of each remaining non-defaulting Initial Purchaser in Schedule V hereto bears to the total number of Notes set opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule V hereto; provided, however, that the remaining non-defaulting Initial Purchasers shall not be obligated to purchase any of the Notes on the Closing Date if the total number of Notes that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 9.09% of the total number of Notes to be purchased on the Closing Date, and any remaining non-defaulting Initial Purchasers shall not be obligated to purchase more than 110% of the number of Notes that it agreed to purchase on the Closing Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchasers, or those other Initial Purchasers satisfactory to the Initial Purchasers who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Notes to be purchased on the Closing Date. If the remaining Initial Purchasers or other Initial Purchasers satisfactory to the Initial Purchasers do not elect to purchase the Notes that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company or the Guarantors, except that the Company and the Guarantors will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11.

                  Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any Guarantor for damages caused by its default. If other Initial Purchasers are obligated or agree to purchase the Notes of a defaulting or withdrawing Initial Purchaser, either the remaining Initial Purchasers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement.

         10. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(n), 7(q) and 7(x) shall have occurred or if the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement.

         11. Reimbursement of Initial Purchasers' Expenses. If the Company fails to tender the Notes for delivery to the Initial Purchasers by reason of any failure, refusal or inability on the part of the Company or any Guarantor to perform any agreement on their part to be performed, or because any other condition of the obligations hereunder required to be fulfilled by the Company or any Guarantor is not fulfilled, the Company and the Guarantors shall reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company and the Guarantors shall pay the full amount thereof to the Initial Purchasers. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Initial Purchasers, the Company and the Guarantors shall not be obligated to reimburse any defaulting Initial Purchaser on account of those expenses.

         12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to any Initial Purchaser, shall be delivered or sent by hand delivery, mail, telex, overnight courier or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019,
Attention: Thomas Durney (Fax: (646) 758-4515), with a copy to Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York 10022, Attention: Kirk A. Davenport, Esq. (Fax: (212) 751-4864), and with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, New York, New York 10022;

                  (b) if to the Company or any Guarantor, shall be delivered or sent by mail, telex, overnight courier or facsimile transmission to NRG Energy, Inc., 901 Marquette Avenue, Suite 2300, Minneapolis, Minnesota 55401, Attention: Scott J. Davido, Esq. (Fax: (612) 373-5392), with a copy to Kirkland & Ellis LLP, 200 East Randolph Drive, Chicago, Illinois 60601,
Attention: Gerald T. Nowak, Esq. (Fax: (312) 861-2200);

                  provided, however, that any notice to an Initial Purchaser pursuant to Section 8(c) shall be delivered or sent by hand delivery, mail, telex or facsimile transmission to such Initial Purchaser at its address set forth in its acceptance telex, overnight courier to Lehman Brothers Inc., which address will be supplied to any other party hereto by Lehman Brothers Inc. upon request. Any such statements, requests, notices or agreements shall take effect at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Lehman Brothers Inc.

         13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that
(A) the representations, warranties, indemnities and agreements of the Company and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of directors of the Initial Purchasers, officers of the Initial Purchasers and any person or persons controlling any Initial Purchaser within the meaning of Section 15 of the Act and (B) the indemnity agreement of the Initial Purchasers contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company and the Guarantors, officers of the Company and the Guarantors and any person controlling the Company or the Guarantors within the meaning of Section 15 of the Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         14. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         15. Definition of the Terms "Business Day" and "Subsidiary." For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

         16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

         17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing correctly sets forth the agreement among the Company, the Guarantors, and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

                                     Very truly yours,

                                     NRG ENERGY, INC.

                                     By ___________________________________
                                        Name:
                                        Title:

                                     EACH GUARANTOR LISTED ON SCHEDULE I HEREOF

                                     By ___________________________________
                                        Name:
                                        Title:

Accepted:

LEHMAN BROTHERS INC.
CREDIT SUISSE FIRST BOSTON LLC
CITIGROUP GLOBAL MARKETS INC.
DEUTSCHE BANK SECURITIES INC.

By LEHMAN BROTHERS INC., as Authorized Representative

By __________________________________
   Name:
   Title:

                                   SCHEDULE I

                                   GUARANTORS

1. Arthur Kill Power LLC

2. Astoria Gas Turbine Power LLC

3. Berrians I Gas Turbine Power LLC

4. Big Cajun II Unit 4 LLC

5. Capistrano Cogeneration Company

6. Chickahominy River Energy Corp.

7. Cobee Energy Development LLC

8. Commonwealth Atlantic Power LLC

9. Conemaugh Power LLC

10. Connecticut Jet Power LLC

11. Devon Power LLC

12. Dunkirk Power LLC

13. Eastern Sierra Energy Company

14. El Segundo Power II LLC

15. Hanover Energy Company

16. Huntley Power LLC

17. Indian River Operations Inc.

18. Indian River Power LLC

19. James River Power LLC

20. Kaufman Cogen LP

21. Keystone Power LLC

22. Louisiana Generating LLC

23. MidAtlantic Generation Holding LLC

24. Middletown Power LLC

                                  Schedule II-1

25. Montville Power LLC

26. NEO California Power LLC

27. NEO Chester-Gen LLC

28. NEO Corporation

29. NEO Freehold-Gen LLC

30. NEO Landfill Gas Holdings Inc.

31. NEO Landfill Gas Inc.

32. NEO Nashville LLC

33. NEO Power Services Inc.

34. NEO Tajiguas LLC

35. Northeast Generation Holding LLC

36. Norwalk Power LLC

37. NRG Affiliate Services Inc.

38. NRG Arthur Kill Operations Inc.

39. NRG Asia-Pacific, Ltd.

40. NRG Astoria Gas Turbine Operations Inc.

41. NRG Bayou Cove LLC

42. NRG Cabrillo Power Operations Inc.

43. NRG Cadillac Operations Inc.

44. NRG California Peaker Operations LLC

45. NRG Central U.S. LLC

46. NRG Connecticut Affiliate Services Inc.

47. NRG Devon Operations Inc.

48. NRG Dunkirk Operations Inc.

49. NRG Eastern LLC

50. NRG El Segundo Operations Inc.

51. NRG Huntley Operations Inc.

52. NRG International LLC

53. NRG Kaufman LLC

54. NRG Mesquite LLC

55. NRG MidAtlantic Affiliate Services Inc.

56. NRG MidAtlantic Generating LLC

57. NRG MidAtlantic LLC

58. NRG Middletown Operations Inc.

59. NRG Montville Operations Inc.

60. NRG New Jersey Energy Sales LLC

61. NRG New Roads Holdings LLC

62. NRG North Central Operations Inc.

63. NRG Northeast Affiliate Services Inc.

64. NRG Northeast Generating LLC

65. NRG Norwalk Harbor Operations Inc.

66. NRG Operating Services, Inc.

67. NRG Oswego Harbor Power Operations Inc.

68. NRG Power Marketing Inc.

69. NRG Rocky Road LLC

70. NRG Saguaro Operations Inc.

71. NRG South Central Affiliate Services Inc.

72. NRG South Central Generating LLC

73. NRG South Central Operations Inc.

74. NRG West Coast LLC

75. NRG Western Affiliate Services Inc.

76. Oswego Harbor Power LLC

77. Saguaro Power LLC

78. Somerset Operations Inc.

79. Somerset Power LLC

80. South Central Generation Holding LLC

81. Vienna Operations Inc.

82. Vienna Power LLC

                                   SCHEDULE II

                  SECURITY DOCUMENTS (NOT INCLUDING MORTGAGES)

                  The Collateral Trust Agreement, dated as of December 23, 2003, by and among the Company, PMI, the Guarantors from time to time party hereto, the Administrative Agent, the Trustee, and the Collateral Trustee.

                  The Guarantee And Collateral Agreement, dated as of December 23, 2003, made by each of the signatories thereto (together with any other entity that may become a party thereto as provided therein, the "Grantors"), in favor of the Collateral Trustee for (i) the Administrative Agent and Collateral Agent and for the banks and other financial institutions or entities (the "Lenders") from time to time parties to the Credit Agreement, (ii) the Trustee and the other Secured Parity Lien Parties under the Indenture and (iii) any other Secured Parties (as defined therein) from time to time entitled to the benefits of the Collateral Trust Agreement; and, for purposes of Section 2 thereof, in favor of the Administrative Agent and the Trustee and any other future Guaranteed Secured Debt Representative (as defined therein) with respect to any Series of Guaranteed Secured Debt (as defined therein) that becomes entitled to the benefits of the Collateral Trust Agreement.

                  The Control Agreement with respect to Commodities Accounts - Bank One.

                  The Control Agreement(s) with respect to Deposit and Securities Accounts - LaSalle.

                  The Control Agreement(s) with respect to Deposit and Securities Accounts - Wells Fargo.

                  The Intellectual Property Security Agreement, dated as of December 23, 2003, by and among the Grantors in favor of the Collateral Trustee for the Secured Parties (as defined in the Guarantee and Collateral Agreement referred to above).

                                  Schedule II-1

                                  SCHEDULE III

                                    MORTGAGES

New York

     1. Mortgage, Assignment of Rents and Leases, Fixture Filing, Financing Statement and Security Agreement by Dunkirk Power LLC, for the benefit of Deutsche Bank Trust Company Americas, dated as of December 23, 2003, filed in Chautauqua County, New York.

     2. Mortgage, Assignment of Rents and Leases, Fixture Filing, Financing Statement and Security Agreement by Huntley Power LLC, for the benefit of Deutsche Bank Trust Company Americas, dated as of December 23, 2003, filed in Erie County, New York.

     3. Mortgage, Assignment of Rents and Leases, Fixture Filing, Financing Statement and Security Agreement by Astoria Gas Turbine Power LLC, for the benefit of Deutsche Bank Trust Company Americas, dated as of December 23, 2003, filed in Astoria County, New York.

     4. Mortgage, Assignment of Rents and Leases, Fixture Filing, Financing Statement and Security Agreement by Arthur Kill Power LLC, for the benefit of Deutsche Bank Trust Company Americas, dated as of December 23, 2003, filed in Richmond County, New York.

     5. Mortgage, Assignment of Rents and Leases, Fixture Filing, Financing Statement and Security Agreement by Oswego Harbor Power LLC, for the benefit of Deutsche Bank Trust Company Americas, dated as of December 23, 2003, filed in Oswego County, New York.

Connecticut

     6. Open-End Mortgage, Assignment of Rents and Leases, Fixture Filing, Financing Statement and Security Agreement by Connecticut Jet Power LLC, for the benefit of Deutsche Bank Trust Company Americas, dated as of December 23, 2003, filed in Fairfield County, Connecticut.

     7. Open-End Mortgage, Assignment of Rents and Leases, Fixture Filing, Financing Statement and Security Agreement by Connecticut Jet Power LLC, for the benefit of Deutsche Bank Trust Company Americas, dated as of December 23, 2003, filed in Litchfield County, Connecticut.

     8. Open-End Mortgage, Assignment of Rents and Leases, Fixture Filing, Financing Statement and Security Agreement by Connecticut Jet Power LLC, for the benefit of Deutsche Bank Trust Company Americas, dated as of December 23, 2003, filed in New Haven County, Connecticut.

     9. Open-End Mortgage, Assignment of Rents and Leases, Fixture Filing, Financing Statement and Security Agreement by Devon Power LLC, for the benefit of Deutsche Bank Trust Company Americas, dated as of December 23, 2003, filed in New Haven County, Connecticut.

     10. Open-End Mortgage, Assignment of Rents and Leases, Fixture Filing, Financing Statement and Security Agreement by Middletown Power LLC, for the benefit of Deutsche Bank Trust Company Americas, dated as of December 23, 2003, filed in Middlesex County, Connecticut.

     11. Open-End Mortgage, Assignment of Rents and Leases, Fixture Filing, Financing Statement and Security Agreement by Montville Power LLC, for the benefit of Deutsche Bank Trust Company Americas, dated as of December 23, 2003, filed in New London County, Connecticut.

                                 Schedule III-1

     12. Open-End Mortgage, Assignment of Rents and Leases, Fixture Filing, Financing Statement and Security Agreement by Norwalk Power LLC, for the benefit of Deutsche Bank Trust Company Americas, dated as of December 23, 2003, filed in New Haven County, Connecticut.

     13. Open-End Mortgage, Assignment of Rents and Leases, Fixture Filing, Financing Statement and Security Agreement by Meriden Gas Turbines LLC, for the benefit of Deutsche Bank Trust Company Americas, dated as of December 23, 2003, filed in New Haven County, Connecticut.

Massachusetts

     14. Mortgage, Assignment of Rents and Leases, Fixture Filing, Financing Statement and Security Agreement by Somerset Power LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in Bristol County, Massachusetts.

Pennsylvania

     15. Mortgage, Assignment of Rents and Leases, Fixture Filing, Financing Statement and Security Agreement by Conemaugh Power LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in Indiana County, Pennsylvania.

     16. Mortgage, Assignment of Rents and Leases, Fixture Filing, Financing Statement and Security Agreement by Keystone Power LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in Armstrong and Indiana County, Pennsylvania.

Maryland

     17. Deed of Trust, Assignment of Rents and Leases, Fixture Filing, Financing Statement and Security Agreement by Vienna Power LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in Dorchester County, Maryland.

Delaware

     18. Mortgage, Assignment of Rents and Leases, Fixture Filing, Financing Statement and Security Agreement by Indian River Power LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in Sussex County, Delaware.

Louisiana

     19. Mortgage, Assignment of Rents and Leases and Security Agreement by Louisiana Generating LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in Pointe Coupee Parish, Louisiana.

     20. Mortgage, Assignment of Rents and Leases and Security Agreement by Louisiana Generating LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in West Baton Rouge, Louisiana.

     21. Mortgage, Assignment of Rents and Leases and Security Agreement by NRG New Roads Holdings LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in West Baton Rouge Parish, Louisiana.

                                 Schedule III-2

     22. Mortgage, Assignment of Rents and Leases and Security Agreement by NRG New Roads Holdings LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in Pointe Coupee Parish, Louisiana.

     23. Mortgage, Assignment of Rents and Leases and Security Agreement by NRG New Roads Holdings LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in Red River Parish, Louisiana.

     24. Mortgage, Assignment of Rents and Leases and Security Agreement by NRG New Roads Holdings LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in Desoto Parish, Louisiana.

     25. Mortgage, Assignment of Rents and Leases and Security Agreement by Louisiana Generating LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in Winn Parish, Louisiana.

     27. Mortgage, Assignment of Rents and Leases and Security Agreement by Louisiana Generating LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in West Carroll Parish, Louisiana.

     28. Mortgage, Assignment of Rents and Leases and Security Agreement by Louisiana Generating LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in Washington Parish, Louisiana.

     29. Mortgage, Assignment of Rents and Leases and Security Agreement by Louisiana Generating LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in Vernon Parish, Louisiana.

     30. Mortgage, Assignment of Rents and Leases and Security Agreement by Louisiana Generating LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in Union Parish, Louisiana.

     31. Mortgage, Assignment of Rents and Leases and Security Agreement by Louisiana Generating LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in Terrebone Parish, Louisiana.

     32. Mortgage, Assignment of Rents and Leases and Security Agreement by Louisiana Generating LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in Tangipahoa Parish, Louisiana.

     33. Mortgage, Assignment of Rents and Leases and Security Agreement by Louisiana Generating LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in Sabine Parish, Louisiana.

     34. Mortgage, Assignment of Rents and Leases and Security Agreement by Louisiana Generating LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in St. Tammany Parish, Louisiana.

     35. Mortgage, Assignment of Rents and Leases and Security Agreement by Louisiana Generating LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in Pointe Coupee, Louisiana.

                                 Schedule III-3

     36. Mortgage, Assignment of Rents and Leases and Security Agreement by Louisiana Generating LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in Natchitoches Parish, Louisiana.

     37. Mortgage, Assignment of Rents and Leases and Security Agreement by Louisiana Generating LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in Livingston Parish, Louisiana.

     38. Mortgage, Assignment of Rents and Leases and Security Agreement by Louisiana Generating LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in Lincoln Parish, Louisiana.

     39. Mortgage, Assignment of Rents and Leases and Security Agreement by Louisiana Generating LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in Franklin Parish, Louisiana.

     40. Mortgage, Assignment of Rents and Leases and Security Agreement by Louisiana Generating LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in East Feliciano Parish, Louisiana.

     41. Mortgage, Assignment of Rents and Leases and Security Agreement by Louisiana Generating LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in East Baton Rouge Parish, Louisiana.

     42. Mortgage, Assignment of Rents and Leases and Security Agreement by Louisiana Generating LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in De Soto Parish, Louisiana.

     43. Mortgage, Assignment of Rents and Leases and Security Agreement by Louisiana Generating LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in Catahoula Parish, Louisiana.

     44. Mortgage, Assignment of Rents and Leases and Security Agreement by Louisiana Generating LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in Cameron Parish, Louisiana.

     45. Mortgage, Assignment of Rents and Leases and Security Agreement by Louisiana Generating LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in Calcasieu Parish, Louisiana.

     46. Mortgage, Assignment of Rents and Leases and Security Agreement by Louisiana Generating LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in Lafayette Parish, Louisiana.

     47. Mortgage, Assignment of Rents and Leases and Security Agreement by Louisiana Generating LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in Jefferson Davis Parish, Louisiana.

                                 Schedule III-4

     48. Mortgage, Assignment of Rents and Leases and Security Agreement by Louisiana Generating LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in Webster Parish, Louisiana.

     49. Mortgage, Assignment of Rents and Leases and Security Agreement by Louisiana Generating LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in Moorehouse Parish, Louisiana.

     50. Mortgage, Assignment of Rents and Leases and Security Agreement by Louisiana Generating LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in St. Helena, Louisiana.

     51. Mortgage, Assignment of Rents and Leases and Security Agreement by Louisiana Generating LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in St. Martin Parish, Louisiana.

     TEXAS

     52. Deed of Trust, Assignment of Rents and Leases, Fixture Filing, Financing Statement and Security Agreement by Kaufman Cogen LP, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in Kaufman County, Texas.

     CALIFORNIA

     53. Deed of Trust by NEO California LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in Madera County, California.

     54. Deed of Trust by NEO California LLC, for the benefit of Deutsche Bank Trust Company Americas, dated December 23, 2003, filed in Red Bluff County, California.

                                 Schedule III-5

                                   SCHEDULE IV

                                ENERGY REGULATION

NRG has filed with FERC an amended reliability must run agreement for its Devon 7 and 8 facilities.

The following NRG facilities' maintenance expenses are paid for by other New England Power Pool participants: Devon 11-14, Middletown Station, and Norwalk Harbor. The agreement authorizing these payments expires on March 31, 2004.

FERC issued orders on August 25, 2003 and July 24, 2003 authorizing generating facilities located in designated congestion areas, such as Connecticut, the ability to include fixed costs in their energy market bids if individual untis had a capacity factor of 10% or less in 2002. This is scheduled to expire by June 1, 2004.

                                  Schedule IV-1

                                   SCHEDULE V

                                                             PRINCIPAL
                                                             AMOUNT OF
                                                               NOTES
                                                               TO BE
                 INITIAL PURCHASERS                          PURCHASED
                 ------------------                       ---------------
Lehman Brothers Inc.................................      $   575,000,000
Credit Suisse First Boston LLC......................          575,000,000
Citigroup Global Markets Inc. ......................           50,000,000
Deutsche Bank Securities Inc. ......................           50,000,000
                                                          ---------------
     Total..........................................      $ 1,250,000,000
                                                          ===============

                                  Schedule V-1

                                                                       EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT

                          DATED AS OF DECEMBER 23, 2003
                                  BY AND AMONG

                                NRG ENERGY, INC.,

                                   AS ISSUER,

                    THE ENTITIES LISTED ON SCHEDULE A HEREOF

                                 AS GUARANTORS,

                                       AND

                              LEHMAN BROTHERS INC.
                         CREDIT SUISSE FIRST BOSTON LLC,
                        CITIGROUP GLOBAL MARKETS INC. AND
                         DEUTSCHE BANK SECURITIES INC.,

                              AS INITIAL PURCHASERS

         This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of December 23, 2003, by and among NRG Energy, Inc., a Delaware corporation (the "COMPANY"), the entities listed on Schedule A hereto (the "GUARANTORS"), and Lehman Brothers Inc., Credit Suisse First Boston, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (each an "INITIAL PURCHASER" and, collectively, the "INITIAL PURCHASERS"), each of whom has agreed to purchase the Company's 8% Second Priority Senior Secured Notes due 2013 in an aggregate principal amount of $1,250,000,000 (the "SERIES A NOTES") pursuant to the Purchase Agreement (as defined below).

         This Agreement is made pursuant to the Purchase Agreement, dated December 17, 2003 (the "PURCHASE AGREEMENT"), by and among the Company, the Guarantors and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Series A Notes, the Company and the Guarantors have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 7(s) of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture, dated the date hereof among the Company, the Guarantors and Law Debenture Trust Company of New York, as Trustee, relating to the Series A Notes and the Series B Notes (as defined below) (the "INDENTURE").

         The parties hereby agree as follows:

         19.      DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         Act: The Securities Act of 1933, as amended.

         Affiliate: As defined in Rule 144 of the Act.

         Broker-Dealer: Any broker or dealer registered under the Exchange Act.

         Business Day: Any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

         Certificated Securities: Definitive Notes, as defined in the Indenture.

         Closing Date: The date hereof.

         Commission: The Securities and Exchange Commission.

         Consummate: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series B Notes to be issued in the Exchange Offer; (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof; and (c) the delivery by the Company to the Registrar under the Indenture of Series B Notes in the same aggregate principal amount as the aggregate principal amount of Series A Notes tendered by Holders thereof pursuant to the Exchange Offer.

         Consummation Deadline: As defined in Section 3(b) hereof.

         Effectiveness Deadline: As defined in Section 3(a) and 4(a) hereof.

         Exchange Act: The Securities Exchange Act of 1934, as amended.

         Exchange Offer: The exchange and issuance by the Company of a principal amount of Series B Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Series A Notes that are tendered by Holders in connection with such exchange and issuance.

         Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

         Exempt Resales: The transactions in which the Initial Purchasers propose to sell the Series A Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, and in compliance with Regulation S under the Act.

         Filing Deadline: As defined in Sections 3(a) and 4(a) hereof.

         Guarantors: The entities listed on Schedule A hereto and any other subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the Indenture.

         Holders: As defined in Section 2 hereof.

         Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

         Recommencement Date: As defined in Section 6(d) hereof.

         Registration Default: As defined in Section 5 hereof.

         Registration Statement: Any registration statement of the Company and the Guarantors relating to (a) an offering of Series B Notes and related Subsidiary Guarantees pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

         Regulation S: Regulation S promulgated under the Act.

         Rule 144: Rule 144 promulgated under the Act.

         Series B Notes: The Company's 8% Series B Second Priority Senior Secured Notes due 2013 to be issued pursuant to the Indenture: (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof.

         Shelf Registration Statement: As defined in Section 4 hereof.

         Suspension Notice: As defined in Section 6(e) hereof.

         TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

         Transfer Restricted Securities: (i) Each Series A Note and the related Subsidiary Guarantees, until the earliest to occur of (a) the date on which such Series A Note is exchanged in the Exchange Offer for a Series B Note which is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act; (b) the date on which such Series A Note has been disposed of in accordance with a Shelf Registration Statement; or (c) the date on which such Series A Note is distributed to the public pursuant to Rule 144 under the Act; and (ii) each Series B Note and the related Subsidiary Guarantees acquired by a Broker-Dealer in exchange for a Series A Note acquired for its own account as a result of market making activities or other trading activities until the date on which such Series B
Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein).

         20.      HOLDERS

         A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person owns Transfer Restricted Securities.

         21.      REGISTERED EXCHANGE OFFER

                  (a) Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company and the Guarantors shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 150 days after the Closing Date (such 150th day being the "FILING DEADLINE"); (ii) use all commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 210 days after the Closing Date (such 210th day being the "EFFECTIVENESS DEADLINE"); (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Series B Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer; and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting (i) registration of the Series B Notes to be offered in exchange for the Series A Notes that are Transfer Restricted Securities and (ii) resales of Series B Notes by Broker-Dealers that tendered into the Exchange Offer Series A Notes that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Series A Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.

                  (b) The Company and the Guarantors shall use all commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Series B Notes shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use all commercially reasonable efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 Business Days thereafter (such 30th Business Day being the "CONSUMMATION DEADLINE").

                  (c)      The Company shall include a "Plan of Distribution"
section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Series A Notes acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.

         Because any such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Series B Notes received by such Broker-Dealer in the Exchange Offer, the Company and the Guarantors shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the Prospectus contained in the Exchange Offer Registration Statement is available for sales of Series B Notes by Broker-Dealers, the Company and the Guarantors agree, in the event any of them receives notice from a Broker-Dealer within 30 days of the Consummation of the Exchange Offer that such Broker-Dealer holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making or similar activities, to use all commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the date on which the Exchange Offer is Consummated or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto. The Company shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, and in no event later than two Business Days after such request, at any time during such period.

         22.      SHELF REGISTRATION

                  (a) Shelf Registration. If (i) the Exchange Offer is not permitted by applicable law (after the Company and the Guarantors have complied with the procedures set forth in Section 6(a)(i) below) or (ii) if any Holder of Transfer Restricted Securities shall notify the Company in writing within 20 business days following the Consummation of the Exchange Offer that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Series B Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Series A Notes acquired directly from the Company or any of its Affiliates, then the Company and the Guarantors shall:

         (x) use all commercially reasonable efforts to cause to be filed, on or prior to 30 days after the earlier of (i) the date on which the Company determines that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) above and (ii) the date on which the Company receives the notice specified in clause (a)(ii) above (such earlier date, the "FILING DEADLINE"), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the "SHELF REGISTRATION STATEMENT")), relating to all Transfer Restricted

Securities; provided, however, that nothing in this Section 4(a)(x) shall require the filing of the Shelf Registration Statement prior to the Filing Deadline for the Exchange Offer Registration Statement; and

         (y) shall use all commercially reasonable efforts to cause such Shelf Registration Statement to become effective on or prior to 90 days after the Filing Deadline for the Shelf Registration Statement (such 90th day the "EFFECTIVENESS DEADLINE").

         If, after the Company has and the Guarantors have filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Company is and the Guarantors are required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law (i.e., clause (a)(i) above), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Company and the Guarantors shall remain obligated to meet the Effectiveness Deadline set forth in clause (y).

         To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Company and the Guarantors shall use all commercially reasonable efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(c)(i)) following the Closing Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

                  (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 15 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to liquidated damages pursuant to Section 5 hereof unless and until such Holder shall have provided all such information. Each Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading. The Company shall not be obligated to supplement such Shelf Registration Statement after it has been declared effective by the Commission more than one time per quarterly period to reflect additional Holders.

         23.      LIQUIDATED DAMAGES

         If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline; (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline; (iii) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (iv) the Shelf Registration Statement is declared effective but thereafter, pending the announcement of a material corporate transaction, the Company issues a notice that the Shelf Registration Statement is unusable, or such notice is required under applicable securities laws to be issued by the Company, and, during the period specified in Section 4(a) above, the aggregate number of days in any consecutive twelve-month period for which all such notices are issued or required to be issued exceeds 45 days or (v) the Exchange Offer Registration

Statement is filed and declared effective but thereafter (A) during the period through and including the Consummation Deadline, shall cease to be effective or fail to be usable for its intended purpose without being succeeded within five Business Days by a post-effective amendment to such Exchange Offer Registration Statement that cures such failure and that is itself declared effective immediately or (B) during the period from the day after the Consummation Deadline through and including the one-hundred-eightieth day after the Consummation Deadline, pending the announcement of a material corporate transaction, the Company issues a notice that the Exchange Offer Registration Statement is unusable for the purposes contemplated by the second paragraph of
Section 3(c) above, or such notice is required under applicable securities laws to be issued by the Company, and, during the 180-day period specified in Section 3(c) above, the aggregate number of days for which all such notices are issued or required to be issued exceeds 45 days (each such event referred to in clauses
(i) through (v), a "REGISTRATION DEFAULT"), then the Company and the Guarantors hereby jointly and severally agree to pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages in an amount equal to $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the liquidated damages shall increase by an additional $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $0.50 per week per $1,000 in principal amount of Transfer Restricted Securities; provided that the Company and the Guarantors shall in no event be required to pay liquidated damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above; (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above; (3) upon Consummation of the Exchange Offer, in the case of (iii) above; or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of clauses (iv) and (v) above, as applicable, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii), (iv) or
(v)(A) or (B), as applicable, shall cease.

         All accrued liquidated damages shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the Notes. Notwithstanding the fact that any securities for which liquidated damages are due cease to be Transfer Restricted Securities, all obligations of the Company and the Guarantors to pay liquidated damages with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

         In the event that the Exchange Offer Registration Statement is declared effective but thereafter the Company issues a notice as contemplated by clause
(v)(B) above, the number of days during which such Registration Statement is unusable shall be deducted from the number of days permitted under the first annual 45-day "blackout" period under clause (iv) above for purposes of determining the number of days during which liquidated damages would accrue in the event of a Registration Default under clause (iv) above.

         24.      REGISTRATION PROCEDURES

                  (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall (x) comply with all applicable provisions of Section 6(c) below; (y) use all commercially reasonable efforts to effect such exchange and to permit the resale of Series B Notes by any Broker-Dealer that tendered Series A Notes in the Exchange Offer that such Broker-Dealer acquired for its own account as a result of its market making activities or other trading activities (other than Series A Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof; and (z) comply with all of the following provisions:

                           (i)      If, following the date hereof there has been
announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Transfer Restricted Securities. The Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company and the Guarantors hereby agree to take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission staff, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

                           (ii)     As a condition to its participation in the
Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Series B Notes to be issued in the Exchange Offer and (C) it is acquiring the Series B Notes in its ordinary course of business. Each Holder using the Exchange Offer to participate in a distribution of the Series B Notes will be required to acknowledge and agree that, if the resales are of Series B Notes obtained by such Holder in exchange for Series A Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

                           (iii)    Prior to effectiveness of the Exchange Offer
Registration Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13,
1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that neither the Company nor any Guarantor has entered into any arrangement or understanding with any Person to distribute the Series B Notes to be received in the Exchange Offer and that, to the best of the Company's and each Guarantor's information and belief, each Holder participating in the Exchange Offer is acquiring the Series B Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the

Series B Notes received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

                  (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company and the Guarantors shall:

                           (i)      comply with all the provisions of Section
6(c) and 6(d) below and use all commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and the Guarantors will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof; and

                           (ii)     issue, upon the request of any Holder or
purchaser of Series A Notes covered by any Shelf Registration Statement contemplated by this Agreement, Series B Notes having an aggregate principal amount equal to the aggregate principal amount of Series A Notes sold pursuant to the Shelf Registration Statement and surrendered to the Company for cancellation; the Company and the Guarantors shall register Series B Notes and the related Subsidiary Guarantees on the Shelf Registration Statement for this purpose and issue the Series B Notes to the purchaser(s) of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate.

                  (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company and the Guarantors shall:

                           (i)      use all commercially reasonable efforts to
keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein (in the case of the Prospectus only, in light of the circumstances under which they were made) not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use all commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable. Notwithstanding the foregoing, if the board of directors of the Company determines in good faith that it is in the best interests of the Company not to disclose the existence of facts surrounding any proposed or pending material corporate transaction or other material development involving the Company and the Guarantors, the Company may allow the Shelf Registration Statement to fail to be effective or the Prospectus contained therein to be unusuable as a result of such nondisclosure for up to 60 days in any year during the two-year period of effectiveness required by Section 4(a) hereof, provided that a Registration Default would not occur during such period;

                           (ii)     prepare and file with the Commission such
amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                           (iii)    in connection with any sale of Transfer
Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two business days prior to such sale of Transfer Restricted Securities;

                           (iv)     use all commercially reasonable efforts to
cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities; provided, however, that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                           (v)      provide a CUSIP number for all Transfer
Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

                           (vi)     otherwise use all commercially reasonable
efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act); and

                           (vii)    cause the Indenture to be qualified under
the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use all commercially reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

                  (d) Additional Provisions Applicable to Shelf Registration Statements and Certain Exchange Offer Prospectuses. In connection with each Shelf Registration Statement, and each Exchange Offer Registration Statement if and to the extent that an Initial Purchaser has notified the Company in writing that it is a holder of Series B Notes that are Transfer Restricted Securities (for so long as such Series B Notes are Transfer Restricted Securities or for the period provided in Section 3, whichever is shorter), the Company and the Guarantors shall:

                           (i)      advise each selling Holder promptly and, if
requested by such selling Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective; (B) of any request by the

Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto;
(C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (E) of the existence of any event as described in the last sentence of Section 6(c)(i) hereof. If at any time the Commission shall issue any stop order suspending the effectiveness of any Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use all commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                           (ii)     if any fact or event contemplated by Section
6(d)(i)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (iii)    furnish to each selling Holder in connection
with such exchange or sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein (except the Prospectus included in the Exchange Offer Registration Statement at the time it was declared effective) or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such selling Holders in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such selling Holders shall reasonably object within five Business Days after the receipt thereof. A selling Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein (in case of the Prospectus only, in light of the circumstances under which they were made) not misleading or fails to comply with the applicable requirements of the Act;

                           (iv)     upon request, promptly prior to the filing
of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to each Holder in connection with such exchange or sale, if any, make the Company's and the Guarantors' representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Holders may reasonably request;

                           (v)      subject to appropriate confidentiality
agreements being entered into, make available, at reasonable times, for inspection by each selling Holder and any attorney or accountant retained by such selling Holders, all financial and other records, pertinent corporate documents of the

Company and the Guarantors and cause the Company's and the Guarantors' officers, directors and employees to supply all information reasonably requested by any such selling Holder, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

                           (vi)     if requested by any selling Holders in
connection with such exchange or sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                           (vii)    furnish to each selling Holder in connection
with such exchange or sale without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                           (viii)   deliver to each selling Holder without
charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                           (ix)     upon the request of Holders who collectively
hold an aggregate principal amount of Series A Notes in excess of 20% of the amount of outstanding Transfer Restricted Securities (the "REQUESTING HOLDERS"), enter into such agreements (including underwriting agreements) on up to three occasions and make such customary representations and warranties and take all such other actions in connection therewith as may be reasonable customary in underwritten offerings in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by the Requesting Holders in connection with any sale or resale pursuant to any applicable Registration Statement. In such connection, the Company and the Guarantors shall:

upon request of any Requesting Holder, furnish (or in the case of paragraphs (2) and (3), use all commercially reasonable efforts to cause to be furnished) to each Requesting Holder, upon Consummation of the Exchange Offer or upon the effectiveness of the Shelf Registration Statement, as the case may be:

a certificate, dated such date, signed on behalf of the Company and each Guarantor by an officer of the Company or of such Guarantor, as the case may be, confirming, as of the date thereof, the matters set forth in Section 7(o) of the Purchase Agreement and such other similar matters as such Requesting Holders may reasonably request;

an opinion, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company and the Guarantors covering matters similar to those set forth in Exhibits B through F of the Purchase Agreement and such other matters as such Requesting Holders may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent public accountants for the Company and the Guarantors and has considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing, no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation of the Exchange Offer, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

a customary comfort letter, dated the date of Consummation of the Exchange Offer, or as of the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Sections 7(l) and 7(m) of the Purchase Agreement; and

deliver such other documents and certificates as may be reasonably requested by the Requesting Holders to evidence compliance with the matters covered in clause
(A) above and with any customary conditions contained in any agreement entered into by the Company and the Guarantors pursuant to this clause (ix);

                           (x)      prior to any public offering of Transfer
Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject; and

                           (xi)     provide promptly to each Holder, upon
request, each document filed with the Commission pursuant to the requirements of
Section 13 or Section 15(d) of the Exchange Act.

                  (e) Restrictions on Holders. Each Holder's acquisition of a Transfer Restricted Security constitutes such Holder's agreement that, upon receipt of the notice referred to in Section 6(d)(i)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(d)(i)(D) hereof or of any event of the kind described in the last sentence of Section 6(c)(i) hereof (in each case, a "SUSPENSION NOTICE"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(d)(ii) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "RECOMMENCEMENT DATE"). Each Holder receiving a Suspension Notice shall be required to either (i) destroy any Prospectuses, other than permanent file copies, then in such

Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date.

         25.      REGISTRATION EXPENSES

                  (a) All expenses incident to the Company's and the Guarantors' performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses;
(ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including certificates for the Series B Notes to be issued in the Exchange Offer and printing of Prospectuses, messenger and delivery services and telephone); (iv) all fees and disbursements of counsel for the Company, the Guarantors and one counsel for the Holders of Transfer Restricted Securities which shall be Latham & Watkins LLP or such other counsel as may be selected by a majority of such Holders; (v) all application and filing fees in connection with listing the Series B Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

         The Company will, in any event, bear its and the Guarantors' internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

                  (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantors will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities who are tendering Series A Notes into in the Exchange Offer and/or selling or reselling Series A Notes or Series B Notes pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Latham & Watkins LLP unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

         26.      INDEMNIFICATION

                  (a) The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, judgments, (including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any Holder or any prospective purchaser of Series B Notes or registered Series A Notes, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a preliminary prospectus or Prospectus or any supplement thereto, in the light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders; provided, that the Company and each Guarantor will not be liable to any Holder under this Section 8(a) to the extent, but only to the extent, that (1) such loss, claim, damage or liability resulted solely from an untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from such preliminary Prospectus which was corrected in the final Prospectus, (2) the Company sustains the burden of proving that such Holder sold Transfer Restricted Securities to the person alleging such loss, claim, damage or liability without sending or giving a copy of the Prospectus within the time required by the Act, (3) the Company had previously furnished sufficient quantities of the Prospectus to such Holder in such amounts and within such period of time as required under this Agreement and
(4) such Holder failed to deliver the Prospectus, if required by law to have so delivered it, and such delivery would have been a complete defense against the person asserting such loss, claim, damage or liability.

                  (b) By its acquisition of Transfer Restricted Securities, each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and its their respective directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or the Guarantors to the same extent as the foregoing indemnity from the Company and the Guarantors set forth in section (a) above, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement. In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities; and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                  (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party; (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to
Section 8(a), and by the Company and the Guarantors, in the case of parties indemnified pursuant to Section 8(b). No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) To the extent that the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand, and the Holders, on the other hand, from their initial sale of Transfer Restricted Securities (or in the case of Series B Notes that are Transfer Restricted Securities, the sale of the Series A Notes for which such Series B Notes were exchanged); or (ii) if the allocation provided by clause 8(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Guarantor, on the one hand, or by the Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of this
Section 8(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         The Company, the Guarantors and, by its acquisition of Transfer Restricted Securities, each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted

Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities; and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

         27.      RULE 144A AND RULE 144

         The Company and each Guarantor agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company or such Guarantor (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available within a reasonable period of time, upon written request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A; and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

         28.      MISCELLANEOUS

                  (a) Remedies. The Company and the Guarantors acknowledge and agree that any failure by the Company and/or the Guarantors to comply with their respective obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Guarantor's obligations under Sections 3 and 4 hereof. The Company and the Guarantors further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (b) No Inconsistent Agreements. The Company and the Guarantors will not, on or after the date of this Agreement, enter into any agreement with respect to its their respective securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company and the Guarantors have not previously entered into any agreement granting any registration rights with respect to its their respective securities to any Person that would require such securities to be included in any Registration Statement filed hereunder. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's and the Guarantors' securities under any agreement in effect on the date hereof.

                  (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 10(c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities; and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

                  (d) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights hereunder.

                  (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                           (i)      if to a Holder, at the address set forth on
the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                           (ii)     if to the Company or any of the Guarantors:

                             NRG Energy, Inc,
                             901 Marquette Avenue, Suite 2300
                             Minneapolis, Minnesota 55402-3265
                             Attention: Scott J. Davido, Esq.
                             Fax: (612) 373-5392

                  With a copy to:

                  Kirkland & Ellis LLP
                  200 East Randolph Drive
                  Chicago, Illinois 60610
                  Attention: Gerald T. Nowak, Esq.
                  Fax: (312) 861-2200

         All such notices and communications shall be deemed to have been duly given at the time delivered by hand, when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

                  (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

                  (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      NRG ENERGY, INC.

                                      By: _____________________________________
                                          Name:
                                          Title:

                                      By: _____________________________________
                                          Name:
                                          Title:

                                      EACH GUARANTOR LISTED ON SCHEDULE A HEREOF

                                      By: _____________________________________
                                          Name:
                                          Title:

LEHMAN BROTHERS INC.
CREDIT SUISSE FIRST BOSTON LLC
CITIGROUP GLOBAL MARKETS INC.
DEUTSCHE BANK SECURITIES INC.

BY: LEHMAN BROTHERS INC.

By: ________________________________
    Name:
    Title:

                                   SCHEDULE A

                                   Guarantors

1. Arthur Kill Power LLC

2. Astoria Gas Turbine Power LLC

3. Berrians I Gas Turbine Power LLC

4. Big Cajun II Unit 4 LLC

5. Capistrano Cogeneration Company

6. Chickahominy River Energy Corp.

7. Cobee Energy Development LLC

8. Commonwealth Atlantic Power LLC

9. Conemaugh Power LLC

10. Connecticut Jet Power LLC

11. Devon Power LLC

12. Dunkirk Power LLC

13. Eastern Sierra Energy Company

14. El Segundo Power II LLC

15. Hanover Energy Company

16. Huntley Power LLC

17. Indian River Operations Inc.

18. Indian River Power LLC

19. James River Power LLC

20. Kaufman Cogen LP

21. Keystone Power LLC

22. Louisiana Generating LLC

23. MidAtlantic Generation Holding LLC

24. Middletown Power LLC

25. Montville Power LLC

26. NEO California Power LLC

27. NEO Chester-Gen LLC

28. NEO Corporation

29. NEO Freehold-Gen LLC

30. NEO Landfill Gas Holdings Inc.

31. NEO Landfill Gas Inc.

32. NEO Nashville LLC

33. NEO Power Services Inc.

34. NEO Tajiguas LLC

35. Northeast Generation Holding LLC

36. Norwalk Power LLC

37. NRG Affiliate Services Inc.

38. NRG Arthur Kill Operations Inc.

39. NRG Asia-Pacific, Ltd.

40. NRG Astoria Gas Turbine Operations Inc.

41. NRG Bayou Cove LLC

42. NRG Cabrillo Power Operations Inc.

43. NRG Cadillac Operations Inc.

44. NRG California Peaker Operations LLC

45. NRG Central U.S. LLC

46. NRG Connecticut Affiliate Services Inc.

47. NRG Devon Operations Inc.

48. NRG Dunkirk Operations Inc.

49. NRG Eastern LLC

50. NRG El Segundo Operations Inc.

51. NRG Huntley Operations Inc.

52. NRG International LLC

53. NRG Kaufman LLC

54. NRG Mesquite LLC

55. NRG MidAtlantic Affiliate Services Inc.

56. NRG MidAtlantic Generating LLC

57. NRG MidAtlantic LLC

58. NRG Middletown Operations Inc.

59. NRG Montville Operations Inc.

60. NRG New Jersey Energy Sales LLC

61. NRG New Roads Holdings LLC

62. NRG North Central Operations Inc.

63. NRG Northeast Affiliate Services Inc.

64. NRG Northeast Generating LLC

65. NRG Norwalk Harbor Operations Inc.

66. NRG Operating Services, Inc.

67. NRG Oswego Harbor Power Operations Inc.

68. NRG Power Marketing Inc.

69. NRG Rocky Road LLC

70. NRG Saguaro Operations Inc.

71. NRG South Central Affiliate Services Inc.

72. NRG South Central Generating LLC

73. NRG South Central Operations Inc.

74. NRG West Coast LLC

75. NRG Western Affiliate Services Inc.

76. Oswego Harbor Power LLC

77. Saguaro Power LLC

78. Somerset Operations Inc.

79. Somerset Power LLC

80. South Central Generation Holding LLC

81. Vienna Operations Inc.

82. Vienna Power LLC

                                                                       EXHIBIT B

                   OPINIONS WITH RESPECT TO CORPORATE MATTERS

         Kirkland & Ellis LLP, General Counsel for the Company, Richards Layton and Finger, Leonard Street & Deinhard, Sheppard, Mullin, Richter & Hampton, LLC, local Virginia counsel and other local counsel for the Company shall collectively provide the following opinions with respect to the corporate matters pertaining to the Company and its subsidiaries:

         (Capitalized terms used by not defined in this Exhibit B shall have the meanings assigned to them in the Purchase Agreement.)

                           (i)      The Company and the Guarantors have been
duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing as foreign entities in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged;

                           (ii)     No registration under the Act of the Notes
is required for the sale of the Notes to you as contemplated hereby or for the Exempt Resales, assuming (i) the accuracy of the Initial Purchasers' representations in this Agreement and (ii) the accuracy of the Company's representatives contained herein;

                           (iii)    The Company and each Guarantor has the
capitalization as set forth in the Offering Memorandum, and all of the issued shares of capital stock of the Company and each Guarantor have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company and each Guarantor have been duly and validly authorized and issued and are fully paid, non-assessable and (except (i) for directors' qualifying shares or foreign national qualifying capital stock, (ii) as otherwise set forth in the Offering Memorandum and (iii) as pledged to secure indebtedness of the Company and/or its subsidiaries pursuant to credit facilities, indentures and other instruments evidencing indebtedness as contemplated by the Offering Memorandum and existing on the Closing Date) are owned directly or indirectly by the Company or such Guarantor, free and clear of all liens, encumbrances, equities or claims;

                           (iv)     The Company is not an "investment company,"
as such term is defined in the Investment Company Act of 1940, as amended;

                           (v)      To the best of such counsel's knowledge and
other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company, the Guarantors or any of their respective subsidiaries is a party or of which any property or assets of the Company, the Guarantors or any of their respective subsidiaries is the subject that, if determined adversely to the Company, the Guarantors or any of their respective subsidiaries, might have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company, the Guarantors or any of their respective subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                           (vi)     The statements contained in the Offering
Memorandum under the caption "Description of Notes" insofar as they purport to constitute a summary of the terms of the Indenture, the Notes, the Guarantees, the Registration Rights Agreement and the Security Documents and under the captions "Certain Relationships and Related Transactions," "Certain Federal Income Tax Consequences," "Management--Employment Agreements," "Description of Certain Indebtedness" and "Plan of Distribution," insofar as they describe the laws and documents referred therein, are accurate in all material respects;

                           (vii)    The Company and each of the Guarantors (as
applicable) have all requisite corporate power and authority to enter into this Agreement, the Security Documents, the Registration Rights Agreement and the Indenture and to issue and sell to the Notes and the Exchange Notes;

                           (viii)   This Agreement has been duly authorized,
executed and delivered by the Company and each of the Guarantors;

                           (ix)     Each of the Security Documents has been duly
authorized, executed and delivered by the Company and each of the Guarantors (as applicable) and, assuming the due execution and delivery thereof by the other parties thereto, is the legally valid and binding agreement of the Company and each of the Guarantors (as applicable), enforceable against the Company and each of the Guarantors (as applicable) in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), by an implied covenant of good faith and fair dealing, and, as to rights of indemnification and contribution, by principles of public policy;

                           (x)      The Registration Rights Agreement has been
duly authorized, executed and delivered by the Company and each of the Guarantors and, assuming the due execution and delivery thereof by the Initial Purchasers, is the legally valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), by an implied covenant of good faith and fair dealing, and, as to rights of indemnification and contribution, by principles of public policy;

                           (xi)     The Indenture has been duly authorized,
executed and delivered by the Company and each of the Guarantors and, assuming the due authorization, execution and delivery thereof by the Trustee, is the legally valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing; no qualification of the Indenture under the 1939 Act is required in connection with the offer and sale of the Notes or in connection with the Exempt Resales;

                           (xii)    The Notes have been duly authorized by the
Company, and, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of the Purchase Agreement, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing;

                           (xiii)   The Exchange Notes have been authorized by
the Company;

                           (xiv)    The Guarantee of each of the Guarantors has
been duly authorized by that Guarantor and, when executed by that Guarantor and when the Notes on which such Guarantees have been endorsed have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered and paid for by the Initial Purchaser in accordance with the terms of the Purchase Agreement, the Guarantee of each Guarantor (assuming the due authorization, execution and delivery of the Notes by the Company) will constitute the valid and binding obligations of that Guarantor, enforceable against that Guarantor in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing;

                           (xv)     The Guarantees of the Exchange Notes have
been authorized by the Guarantors;

                           (xvi)    The issue and sale of the Notes being
delivered on the Closing Date by the Company, and the compliance by the Company and the Guarantors with all of the provisions of this Agreement, the Notes, the Exchange Notes the Guarantees, the Guarantees of the Exchange Notes, the Indenture, the Registration Rights Agreement, the Security Documents, the consummation of the transactions contemplated hereby and thereby and the grant and perfection of the security interests in the Collateral pursuant to the Security Documents (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which the Company, any of the Guarantors or any of their respective subsidiaries is a party or by which the Company, any of the Guarantors or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, any of the Guarantors or any of their subsidiaries is subject, (ii) will not result in any violation of the provisions of the charter or by-laws of the Company, or any Guarantor or
(iii) will not violate any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company, any of the Guarantors or any of their respective subsidiaries or any of their properties or assets, except for (u) in the cases of clauses (i) and (iii) only, for such defaults, violations and failures as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (w) such consents, approvals, authorizations, orders of, or filings, registrations or qualifications that have been obtained or where failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (x) the registration of the Exchange Notes under the Act; (y) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Initial Purchasers; and (z) filings required to perfect the Collateral Trustee's security interests granted pursuant to the Security Documents, no consent, approval, authorization or order of, or filing, registration or qualification with, any such court or governmental agency or body is required for the issue and sale of the Notes, the consummation by the Company of the transactions contemplated by this Agreement, the Indenture, the Registration Rights Agreement or the Security Documents and the grant and perfection of the security interests in the Collateral pursuant to the Security Documents.

                           (xvii)   The Confirmation Order with respect to the
NRG plan of reorganization was entered on November 24, 2003. The Confirmation Order with respect to the joint plan of reorganization for NRG Northeast Generating LLC and NRG South Central Generating LLC was entered on November 25, 2003. Notices of the Confirmation Orders was provided in accordance with Federal Rule of Bankruptcy Procedure Rule 2002(b) and 3017(d). After due inquiry, as of [____] p.m. on [________] [__], 200[_], there was no order, notice or motion filed or pending to appeal, reverse, stay, vacate or modify the Confirmation Orders.

         In rendering such opinion, such counsel may (i) state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, and (ii) opinions of local counsel licensed in other jurisdictions with respect to the laws of all other jurisdictions; provided that such counsel shall state that it believes that both the Initial Purchasers and it are justified in relying upon such other counsel's opinions.

         Such counsel shall also have furnished to the Initial Purchasers a written statement, addressed to the Initial Purchasers and dated the Closing Date, in form and substance satisfactory to Lehman Brothers Inc., to the effect that (x) such counsel has acted as counsel to the Company and the Guarantors in connection with the preparation of the Offering Memorandum, and (y) based on the foregoing, no facts have come to the attention of such counsel that lead it to believe that, as of its date and as of the date of such opinion, the Offering Memorandum contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum except for the statements made in the Offering Memorandum under the captions "Description of Notes," "Certain Relationships and Related Transactions," "Certain Federal Income Tax Consequences," "Management--Employment Agreements," "Description of Certain Indebtedness" and "Plan of Distribution," insofar as such statements relate to the Notes and concern legal matters.

                                                                       EXHIBIT C

              OPINIONS WITH RESPECT TO FEDERAL REGULATORY MATTERS

         Kirkland & Ellis LLP, Baker Botts, Kirkpatrick & Lockhart, Murtha Cullina, Malatesta & Knight, Leonard Street & Dienhard and other local counsel shall provide the following opinions with respect to the federal regulatory matters:

         (Capitalized terms used by not defined in this Exhibit C shall have the meanings assigned to them in the Purchase Agreement. If not defined in the Purchase Agreement, then such terms have the meanings assigned to them in the Credit Agreement.)

                  1.       PUHCA

                  (a) Neither the Company nor any affiliate of the Company (other than FirstEnergy) is, or by virtue of the Transactions, will become, subject to regulation as (i) a "holding company," (ii) a "subsidiary company" of a "holding company" or (iii) a "public-utility company," in each case as such terms are defined in PUHCA.

                  (b) None of the Arrangers, the Administrative Agent, the Collateral Agent, the Issuing Bank, the Lenders, purchasers or holders of the Notes, or any Affiliate of any of the foregoing shall, solely as a result of the Transactions, become subject to, or not exempt from, regulation under PUHCA.

                  2.       FPA

                  (a) None of the Company or any of the Subsidiaries is subject to regulation as a "public utility" as such term is defined in the FPA, other than (i) as a power marketer or an owner of generator leads, which has market-based rate authority under Section 205 of the FPA or (ii) as a QF under PURPA, as contemplated by 18 C.F.R. Section 292.601(c). Except as set forth in
Schedule IV to the Purchase Agreement, each of the Company and any of the Subsidiaries that is subject to regulation as a "public utility" as such term is defined in the FPA has validly issued orders from FERC, not subject to any pending challenge, investigation or proceeding (other than the FERC's generic proceeding initiated in Docket No. EL01-118-000) (x) authorizing such Subsidiary to engage in wholesale sales of electricity, ancillary services and, to the extent permitted under its market-based rate tariff, other transactions at market-based rates and (y) granting such waivers and blanket authorizations as are customarily granted to entities with market-based rate authority, including blanket authorizations to issue securities and to assume liabilities pursuant to
Section 204 of the FPA; provided, however, FERC has indicated that in at least one order that it will treat the Company as a "public utility" for purposes of
Section 204 of the FPA, and, provided further, however, the Company does not have blanket authorization to issue securities and to assume liabilities pursuant to Section 204. Except as set forth in Schedule IV to the Purchase Agreement, with respect to each person described in the preceding sentence, FERC has not imposed any rate caps or mitigation measures other than rate caps and mitigation measures generally applicable to similarly situated marketers or generators selling electricity, ancillary services or other services at wholesale at market-based rates in the geographic market where such person conducts its business.

                  (b) None of the Arrangers, the Administrative Agent, the Collateral Agent, the Issuing Bank, the Lenders, purchasers or holders of the Notes, or any Affiliate of any of the foregoing shall, solely as a result of the Transactions, become subject to, or not exempt from, regulation under FPA.

                  3.       State Public Utility Regulation

                  (a) None of the Company or any of the Subsidiaries is subject to any state laws or regulations respecting rates or the financial or organization regulation of utilities, other than, with respect to those Subsidiaries that are QF's, such state regulations contemplated by 18 C.F.R.
Section 292.602(c) and "lightened regulation" as defined by the New York Public Service Commission.

                  (b) None of the Arrangers, the Administrative Agent, the Collateral Agent, the Issuing Bank, the Lenders, purchasers or holders of the Notes, or any Affiliate of any of the foregoing shall, solely as a result of the Transactions, become subject to, or not exempt from, any state laws or regulations respecting rates or the financial or organization regulation of utilities.

                  4.       Approvals

                  No actions, consents or approvals of, registrations or filings with, notices to, or other actions by, FERC, the Commission or any other Governmental Authority acting under the FPA, PUHCA or state laws or regulations respecting rates or the financial or organization regulation of utilities is or will be required in connection with the Transactions except such as have been made or obtained and are in full force and effect.

                                                                       EXHIBIT D

                 OPINIONS WITH RESPECT TO ENVIRONMENTAL MATTERS

         General Counsel for the Company, Nixon Peabody, Jones Walker, Richards Layton & Finger, Baker & Botts, Kirkpatrick & Lockhard, Murtha Cullina and other local counsel shall collectively provide the following opinions with respect to the environmental matters pertaining to the Company and its subsidiaries:

         (Capitalized terms used by not defined in this Exhibit D shall have the meanings assigned to them in the Purchase Agreement.)

                  1. The Company and [and each relevant entity] have all of the Governmental Approvals(1) that are required to be obtained for the ownership, construction, and operation of the Facilities(2). Except to the extent qualified or limited expressly herein, each such Governmental Approval is held in the name of [the Company or relevant entity], is in full force and effect, is not subject to any appeals or further proceedings and all applicable administrative and judicial appeal periods have expired. Each such Governmental Approval has been duly issued and based upon the representation in the [relevant entity's] affidavits, the [relevant entity] represents that to the best of its knowledge it is operating its [relevant entity] facility in material compliance with the provisions of such Governmental Approvals, and we have no actual knowledge of any facts or claims that would render this representation untrue. Assuming that applications for renewal of such Governmental Approvals are timely filed, there is no reason of which we are aware that such Governmental Approvals should not be renewed in the ordinary course of the relevant Governmental Authority's administrative processes. To the extent that additional Governmental Approvals are required for the ownership, construction, and operation of any Facility, but are not presently held by [the Company or relevant entity], we have no knowledge of any reason why any such Governmental Approval will not be obtained in the ordinary course of business and without material difficulty, expense or delay prior to the time [the Company or relevant entity] is required to obtain such Governmental Approvals.(3)

---------------

(1) Governmental Approval shall include any action, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, certificate, registration, right or license required under any applicable Federal, state and local laws (including, but not limited to, Environmental Laws, State Energy Facility Siting Laws, or other State Energy Laws).

(2) This opinion is required only for certain core assets, i.e., those for which a mortgage or deed of trust is being taken.

(3) If the project has received all of its Governmental Approvals, this sentence can be omitted.

                                                                       EXHIBIT E

                   OPINIONS WITH RESPECT TO MORTGAGED PROPERTY

         Nixon Peabody, Kirkpatrick & Lockhart, Murtha Cullina, Jones Walker, Richards Layton & Finger, Piper & Rudnick, Reed Smith, Sheppard, Mullin, Richter & Hampton, LLC, Andrews & Kurth and other local counsel shall collectively provide the following opinions with respect to the Mortgages:

         (Capitalized terms used by not defined in this Exhibit E shall have the meanings assigned to them in the Purchase Agreement. If not defined in the Purchase Agreement, then such terms have the meanings assigned to them in the respective Mortgage.)

                  1. Except for filings which are necessary to perfect the security interests granted under the Documents (as defined in such Mortgage) and such other filings, authorizations or approvals as are specifically contemplated by the [Documents], no authorizations or approvals of, and no filings with, any governmental or regulatory authority or agency of the United States, the state of [Borrower's][the Company's] formation, or the state of ____________ (the "State") are necessary for the execution, delivery or performance of the [Documents] by the [Borrower][Company/Guarantor].

                  2. Each of the [Documents] constitutes the legal, valid and binding obligation of the [Borrower][Company/Guarantor], enforceable against [Borrower][Company/Guarantor] in accordance with its terms.

                  3. The execution and delivery by the [Borrower] [Company/Guarantor] of the [Documents] and the consummation of the transactions contemplated thereby do not conflict with or violate any federal or State law, rule, regulation or ordinance applicable to the [Borrower][Company/Guarantor].

                  4. The choice of law provisions contained in the [Documents] will be upheld and enforced by the courts of the State and Federal courts sitting in and applying the laws of the State. In this regard, the amounts to be received by [Lenders][holders of the Notes] as interest in respect of the [Note], made by the [Borrower][Company/Guarantor], as maker, in favor of [Lenders][holders of the Notes] and under the [Credit Agreement][Purchase Agreement] constitute lawful interest under the laws of the State and are neither usurious nor illegal.

                  5. The Mortgage (as defined in such Mortgage) to be recorded in the State is in form satisfactory for recording. The recording of the Mortgage in the office of ___________________________ for the County of ______________ [State of], and the filing and recording of the [Financing Statements] referred to on Schedule 1 hereto in the offices shown on Schedule 1 hereto, are the only recordings or filings necessary to publish notice of and to establish of record the rights of the parties thereto and to perfect the liens and security interests granted by the [Borrower][Company/Guarantor] pursuant to the Mortgage in the real property (including fixtures) covered thereby. Such [Financing Statements] comply in all respects with applicable provisions of the Uniform Commercial Code as in effect in the State (the "UCC") and are in appropriate form for filing or recording and the description therein of the property covered thereby is adequate to permit the perfection of such security interests. Upon the execution and delivery of such Mortgage, such liens and security interests shall be created and upon the recording and filing of the Mortgage and [Financing Statements] as aforesaid, such liens and security interests shall be perfected. No documents or instruments other than those referred to in this paragraph need be recorded, registered or filed in any public office in the State in order to publish notice of the applicable Mortgage or to perfect such liens and security interests or for the validity or enforceability of any of the [Documents] or to permit [Lenders][holders of the Notes] to enforce their rights thereunder in the courts of the State.

                  6. Except for _________, no recording, filing, privilege or other tax must be paid by either the [Borrower][Company/Guarantor] or [Lenders][holders of the Notes] in connection with the execution, delivery, recordation or enforcement of any of the Documents.

                  7. The Loans, as made, will not violate any applicable usury laws of the State, or other applicable laws regulating the interest rate, fees and other charges that may be collected with respect to the Loans.

                  8. It is not necessary for Lenders to qualify to do business in the State solely to make the Loans and enforce the provisions of the Documents. The making of the Loans and enforcement of the provisions of the Documents will not result in the imposition upon Lenders of any taxes of the State, or any subdivision thereof in which the applicable Mortgaged Property is located (including, without limitation, franchise, license, tax on interest received or income taxes), other than taxes which Lenders, if and when it becomes the actual and record owner of such Mortgaged Property, by reason of power of sale or foreclosure under the applicable Mortgage or by deed in lieu of foreclosure, would be required to pay. Lenders are not in violation of any banking law of the State by carrying out the transactions contemplated by the Documents.

                  9. The foreclosure of the Mortgage to be recorded in the State, exercise of [Lenders'][the holders' of the Notes] power of sale, or exercise of any other remedy provided in the Mortgage will not in any manner restrict, affect or impair the liability of the [Borrower][Company/Guarantor] with respect to the indebtedness secured thereby or the rights and remedies of [Lenders][holders of the Notes] with respect to the foreclosure or enforcement of any other security interests or liens securing such indebtedness, to the extent any deficiency remains unpaid after application of the proceeds of the foreclosure of such Mortgage, exercise of such power of sale or as a result of the exercise of any other remedy.

                  10. The priority of the lien of the Mortgage to be recorded in the State in respect of all advances or extensions of credit made by the [Lenders][Initial Purchasers] under the [Credit Agreement][Purchase Agreement] on, before or after the date on which such Mortgage is recorded in the appropriate recording office referred to in Paragraph 5 above will be determined by the date of such recording.

                  11. The priority of the lien of the Mortgage will not be affected by (a) any prepayment of a portion of the [Loans][Notes], or (b) any increase in or reduction of the outstanding amount of the [Loans][Notes] from time to time.

                  12. The Mortgage to be recorded in the State creates valid security interests in favor of the [Lenders][holders of the Notes] in the Collateral to the extent the UCC is applicable thereto, as security for the payment or performance of the Obligations (as defined in such Mortgage).

                                   Schedule 1
                            UCC Financing Statements

         1.       UCC-l Financing Statements naming the
         [Borrower][Company/Guarantor], as debtor, and [Lenders][Collateral Trustee], as secured party, with respect to the Collateral, to be filed with:

                                                                       EXHIBIT F

                   OPINIONS WITH RESPECT TO SECURITY INTERESTS

                  Kirkland & Ellis LLP, General Counsel for the Company, Richards Layton & Finger, Leonard Street & Deinhard, Sheppard, Mullin, Richter & Hampton, LLC, local Virginia counsel and other local counsel for the Company shall collectively provide the following opinions with respect to the security interests created by the Security Documents:

                  (Capitalized terms used by not defined in this Exhibit F shall have the meanings assigned to them in the Purchase Agreement.)

                  1. The provisions of each Security Document are effective to create valid security interests in favor of the Collateral Trustee, for the benefit of the Parity Lien Secured Parties, in that portion of the Collateral and the Mortgaged Properties described in the Guarantee and Collateral Agreement, the Collateral Trust Agreement, each Mortgage and each Intellectual Property Security Agreement, respectively, in each case to the extent such Collateral is subject to Article 9 of the UCC as security for the payment, to the extent set forth in each such Security Document of the Obligations of the relevant Loan Party to the Parity Lien Secured Parties under the Security Documents.

                  2. Upon delivery of the certificates representing the Pledged Securities (as defined in the Guarantee and Collateral Agreement) to the Collateral Agent in the State of New York pursuant to the Guarantee and Collateral Agreement with undated transfer powers duly endorsed in blank by an effective endorsement, the security interests in such Pledged Securities in favor of the Collateral Trustee, for the benefit of the Parity Lien Secured Parties, will be perfected. No other security interest in the Pledged Securities is equal or prior to the security interest of the Collateral Agent for the benefit of the Parity Lien Secured Parties, except for the security interest of the Collateral Agent for the benefit of the Priority Lien Secured Parties or for any Permitted Prior Liens.

                  3. Upon delivery of that portion of the Pledged Collateral consisting of the collateral that constitutes "instruments" within the meaning of Section 9-102(a)(47) of the [_________] UCC (the "Pledged Notes") to the Collateral Trustee in the State of New York pursuant to the Guarantee and Collateral Agreement, the security interests in favor of the Collateral Agent, for the benefit of the Parity Lien Secured Parties, will be perfected. No other security interest in the Pledged Notes is equal or prior to the security interest of the Collateral Trustee, for the benefit of the Parity Lien Secured Parties, assuming the Collateral Agent takes possession of the Pledged Notes in good faith and without knowledge that its security interest in the Pledged Notes violates the rights of another secured party, except for the security interest of the Collateral Agent for the benefit of the Priority Lien Secured Parties or for any Permitted Prior Liens.

                  4. The provisions of the Control Agreements (as defined in the Guarantee and Collateral Agreement) are effective under the [__________] UCC to perfect the security interest in favor of the Collateral Trustee, for the benefit of the Parity Lien Secured Parties, in that portion of the Pledged Collateral consisting of Deposit Account[s] maintained with ___________ (the "Depositary Bank") described in each such Control Agreement (the "Deposit Account[s]"), assuming that (a) each such Control Agreement has been duly authorized, executed and delivered by each of the parties thereto (other than the Company, PMI or any Guarantor) and is the legally valid and binding obligation of each such party, (b) the Depositary Bank's jurisdiction (determined in accordance with Section 9304 of the [__________] UCC is that State of [_________] and (c) the Deposit Account[s] constitute[s] [s] "deposit account[s]" as defined in Section 9102(a)(29) of the [__________] UCC.

                  5. Each Financing Statement is in appropriate form for filing in the office of the [Secretary of State][relevant central filing authority] of the State of [_________]. Upon the proper filing of each such Financing Statement in the office of the [Secretary of State][relevant central filing authority] of the State of [_________], the security interest in favor of the Collateral Agent, for the benefit of the Parity Lien Secured Parties, in the collateral described in each such Financing Statement will be perfected to the extent a security interest in such collateral can be perfected under the provisions of the [_________] UCC by the filing of a financing statement in the State of [_________].

                  6. There are to the best of our knowledge, no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any of the Pledge Securities (as defined in the Guarantee and Collateral Agreement).

                                                                       EXHIBIT G

         The Collateral Trustee shall have received (with a copy for the Initial Purchasers):

         (Capitalized terms used by not defined in this Exhibit G shall have the meanings assigned to them in the Purchase Agreement.)

                  1. Appropriately completed copies, which have been duly authorized for filing by the appropriate Person, of Uniform Commercial Code Financing Statements naming the Company and each Guarantor (as applicable) as a debtor and the Collateral Trustee as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the reasonable opinion of the Collateral Trustee and its counsel, desirable to perfect the security interests of the Collateral Trustee pursuant to the Security Documents.

                  2. Appropriately completed copies, which have been duly authorized for filing by the appropriate Person, of Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens (other than Permitted Prior Liens) of any Person in any collateral described in the Security Documents previously granted by any Person.

                  3. Certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Collateral Trustee, dated a date reasonably near to the Closing Date, listing all effective Financing Statements which name the Company and the Guarantors (under their respective present name and any previous names) as the debtor, together with copies of such Financing Statements (none of which shall cover any collateral described in the Security Documents, other than such Financing Statements that evidence Permitted Prior Liens).

                  4. Such releases, reconveyances, satisfactions or other instruments as it may request to confirm the release, satisfaction and discharge in full of all mortgages and deeds of trust at any time delivered by the Company or any Guarantor to secure any Obligations in respect of any existing credit facilities or other secured indebtedness, duly executed, delivered and acknowledged in recordable form by the grantee named therein or its of record successors or assigns.

                  5. A copy of the Collateral Trust Agreement executed by the Administrative Agent under the Credit Agreement, the Company and each Guarantor.

                  6. A certificate of insurance satisfactory to the Initial Purchasers confirming that all insurance requirements of the Guarantee and Collateral Agreement are satisfied.

                  7. Such other approvals, opinions or documents as the Initial Purchasers, the Trustee or the Collateral Trustee may reasonably request in form and substance satisfactory to each of them.

                                      G-1